AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2005

REGISTRATION NO. ___________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROBE MANUFACTURING, INC.

(Name of small business issuer in its charter)

Nevada 3672 20-2675800 ------- ---------- ---------- (State or jurisdiction (Primary Standard Industrial I.R.S. Employer of incorporation or Classification Code Number) Identification Organization No.

3050 PULLMAN, COSTA MESA, CA  92626

Telephone: (714) 424-2960

(Address and telephone number of principal executive offices)

3050 PULLMAN, COSTA MESA, CA  92626

Telephone: (714) 424-2960

(Address of principal place of business or intended principal place of business)

Kambiz Mahdi

Chief Executive Officer

3050 PULLMAN STREET

COSTA MESA, CA  92626

Telephone: (714) 424-2960

COPY TO:

Catherine Basinger, Esq.

301 East Ocean Blvd., Suite 640

Long Beach, CA 90802

(562)624 -6280

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each                                Proposed maximum  Proposed maximum        Amount

Class of securities   Amount to be  offering price       aggregate offering           of registration

To be registered      registered          per unit                 price                                   fee

Common Stock,

$.001 Par Value         12,078,125      $0.80                     $9,662,500                        $1,137.28

(1)   Estimated  solely  for  the  purpose  of  computing  the  amount  of the registration  fee and based upon the  amount of  consideration  received  by Probe Manufacturing, Inc. pursuant to Rule  457(a)  under the  Securities  Act of 1933, as amended.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.80 per share was determined arbitrarily by us.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

PROBE MANUFACTURING, INC.

This prospectus relates to the sale of up to 12,078,125 shares of our common stock, which represents 100% of our outstanding securities, by our current shareholders, the common stock shares we could issue upon conversion of the Series B Convertible Preferred Stock by our Series B stockholders and BTF, LLC who will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC.

Use of Proceeds

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the ““put right”” and possible future exercise of the warrants held by The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronnie Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Descendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla, George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, Anthony Reed, Bach Living Trust, Craig Benner, Carolina Trust, Duncan Revocable Trust, Hooman Emadi, Ronald Feldman, George D. Hill & Elieen C. Hill JT WROS, The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000, Russell Miller, William W. Morse & Jill D. Morse JT WROS, and Research Drive Equities, LLC.  All costs associated with this registration will be borne by us.

Investment Agreement

BTF, LLC  will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC. a “put right” permits us to require BTF, LLC to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $4.5 million in shares of our common stock to BTF, LLC if and when we are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board.

BTF, LLC is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. BTF, LLC will pay us 93% of the average of the two lowest posted bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

We are registering 5,625,000 shares of common stock pursuant to the Investment Agreement which assumes that price of our stock will be $0.80 at the time of the put notice.

Please read more information about the Investment Agreement in the “Investment Agreement” Section below.

Common Stock Shares

The common stock shares held by The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronnie Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Descendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab

FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla, George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, Anthony Reed, Bach Living Trust, Craig Benner, Carolina Trust, Duncan Revocable Trust, Hooman Emadi, Ronald Feldman, George D. Hill & Elieen C. Hill JT WROS, The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000, Russell Miller, William W. Morse & Jill D. Morse JT WROS, and Research Drive Equities, LLC were issued by us pursuant to our Private Placement Memorandum, as amended. The shares held by Reza Zarif and Kambiz Mahdi  were Founders Shares. The shares held by eFund Capital Partners, LLC were issued pursuant to a stock purchase and strategic relationship agreement executed on May 20, 2004.  The shares held by Ashford Capital, LLC were assigned by eFund Capital Partners, LLC.

We are registering 3,328,125 shares of common stock by the shareholders listed above which represents 100% of the common stock currently issued and outstanding.

Series B Convertible Preferred Stock

The 12,500 shares of Series B Convertible Preferred Stock held by Reza Zarif, Kambiz Mahdi and eFund Capital Partners, LLC were issued by us as consideration for an investment agreement totaling $1,250,000 dated December 31, 2004. As of June 10, 2005 there were 12,500 shares of Series B Convertible stock outstanding. Each share of Series B Stock shall be converted into a number of shares of Common Stock that is equal to each share of Series B being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion ~~, or $0.10, which ever is greater,~~ multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater.  The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10.

We are, therefore, registering 3,125,000 shares of common stock to cover 200% common stock shares we could issue upon conversion of the Series B Convertible Preferred stock assuming that the conversion price will be $0.80.

Our common stock is not traded on any public market.  Selling stockholders will sell at a fixed price of $0.80 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. The offering price of $0.80 per share was determined arbitrarily by us.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

______________________________________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 12.

_________________________________________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS JUNE 10, 2005.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	11
USE OF PROCEEDS	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	22
SELLING SECURITY HOLDERS	22
PLAN OF DISTRIBUTION	29
LEGAL PROCEEDINGS	31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
DESCRIPTION OF SECURITIES	35
INTEREST OF NAMED EXPERTS AND COUNSEL	36
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	37
DESCRIPTION OF BUSINESS	37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION	44
DESCRIPTION OF PROPERTY	58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	61
EXECUTIVE COMPENSATION	62
FINANCIAL STATEMENTS	F1-F19
INDEMNIFICATION OF DIRECTORS AND OFFICERS	64
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	64
RECENT SALES OF UNREGISTERED SECURITIES	64
EXHIBITS	66
UNDERTAKINGS	67

PROSPECTUS SUMMARY

The Following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto, appearing elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information you should consider before making an investment decision.

PROBE MANUFACTURING, INC.

We incorporated in the State of California on July,7, 1995 as Probe Manufacturing Industries, Inc. On April 21, 2005 we reincorporated from California to Nevada whereby we changed our name to Probe Manufacturing, Inc. From our formation until present we have been a provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial, automotive, semiconductor, medical, communication and military industries.   Our strategy is to provide customers with a collaborative end-to-end service that involves engineering, supply chain management, and manufacturing services.  Furthermore, we take responsibility for new product introduction and implementation, and logistics management, with the goal of delivering a complete packaged product. Once a complete packaged product is delivered, we also provide after-sale services such as repair and warranty services.

 Substantially all of our manufacturing services are provided on a turnkey basis, whereby we purchase customer-specified components from our suppliers, assemble the components on printed circuit boards and perform post-production testing upon request by our customers. However, we can assume supply chain responsibility at any time during the product life cycle.   We offer our customers flexible, "just-in-time" delivery programs allowing product shipments to be closely coordinated with our customers' inventory requirements. Additionally, we complete the assembly of our customers' products at our facilities by integrating printed circuit board assemblies into other elements of our customers' products upon request by our customers.

Our marketing strategy is to convince potential customers to engage us as an engineering and supply chain partner, rather than to simply change EMS suppliers whereby we collaborate with the customer through the entire process.  To do this, we perform a full process audit on prospective customer’s operations to ensure our objectives are aligned and make recommendations for integration of our processes to their technology, quality, and delivery process to achieve the highest positive outcome and lowest total cost.  This process has been an extremely effective way to demonstrate the ways we can improve the targeted customer’s business performance.

HOW TO CONTACT US

The address of our principal executive office is 3050 Pullman Street, Costa Mesa, California  92626. Our telephone number is (714) 424-2960. Our website address is www.probemi.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

THE OFFERING

This prospectus relates to the sale of up to 12,078,125 shares of our common stock, which represents 100% of our outstanding common stock securities, by our current shareholders, the common stock shares we could issue upon conversion of the Series B Convertible Preferred Stock by our Series B stockholders and BTF, LLC who will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC.

Investment Agreement

BTF, LLC  will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC A "“put right”" permits us to require BTF, LLC to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $4.5 million in shares of our common stock to BTF, LLC if and when we are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board.

BTF, LLC is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. BTF, LLC will pay us 93% of the average of the two lowest posted bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

We are registering 5,625,000 shares of common stock pursuant to the Investment Agreement which assumes that price of our stock will be $0.80 at the time of the put notice.

Please read more information about the Investment Agreement in the “Investment Agreement” Section below.

Common Stock Shares

The common stock shares held by The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronnie Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Descendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla, George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, Anthony Reed, Bach Living Trust, Craig Benner, Carolina Trust, Duncan Revocable Trust, Hooman Emadi, Ronald Feldman, George D. Hill & Elieen C. Hill JT WROS, The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000, Russell Miller, William W. Morse & Jill D. Morse JT WROS, and Research Drive Equities, LLC were issued by us pursuant to our Private Placement Memorandum, as amended. The shares held by Reza Zarif and Kambiz Mahdi  were Founders Shares. The shares held by eFund Capital Partners, LLC were issued pursuant to a stock purchase and strategic relationship agreement executed in April 2004.  The held by Ashford Capital, LLC were assigned by eFund Capital Partners, LLC.

We are registering 3,328,125 shares of common stock by the shareholders listed above which represents 100% of the common stock currently issued and outstanding.

Series B Convertible Preferred Stock

The 12,500 shares Series B Convertible Preferred Stock held by Reza Zarif, Kambiz Mahdi and eFund Capital Partners, LLC were issued by us as consideration for an investment agreement totaling $1,250,000 dated December 31, 2003. As of June 10, 2005 there were 12,500 shares of Series B Convertible stock outstanding. Each share of Series B Stock shall be converted into a number of shares of Common Stock that is equal to each share of Series B being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion, multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10. For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we are assuming a stock price or sale price of $0.80 and are 200% of the shares of common stock that we would issue at $0.80.

We are, therefore, registering 3,125,000 shares of common stock to cover 200% common stock shares we could issue upon conversion of the Series B Convertible Preferred stock assuming that the conversion price will be $0.80.

USE OF PROCEEDS

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the “put right” and possible future exercise of the warrants held by The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronniw Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Decendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil James Blake, Anthony Reed, Bach Living Trust, Craig Benner, Carolina Trust, Duncan Revocable Trust, Hooman Emadi, Ronald Feldman, George D. Hill & Elieen C. Hill JT WROS, The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000, Russell Miller, William W. Morse & Jill D. Morse JT WROS, and Research Drive Equities, LLC.  All costs associated with this registration will be borne by us.

RISK FACTORS

The purchase of our common stock involves a high degree of risk.  You should carefully review and consider the “Risk Factors”.

TRADING MARKET

There is currently no public trading market for our securities. Selling stockholders will sell at a fixed price of $.80 per share or privately negotiated prices until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

INVESTMENT AGREEMENT

The Investment Agreement we have with BTF, LLC will only become effective if and when we are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board.  If and when we are successful the Investment Agreement allows us to "put" to BTF, LLC Partners, LLC up to $4,500,000. The purchase price for our common stock identified in the Put Notice shall be equal to 93% of the average of the two lowest posted bid prices of our common stock during the five days after we deliver the put notice to BTF, LLC. We can initiate a new put after we close on the prior put.

BTF, LLC will only purchase shares when we meet the following conditions:

•

a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

•

we are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board;

•

our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock if and when our common stock is listed on the Over-the-Counter Bulletin Board ;

•

we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

•

no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

•

the issuance of the Securities will not violate the shareholder approval requirements of the Principal Market.

The Investment Agreement will terminate when any of the following events occur:

•

we are not successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board;

•

BTF, LLC has purchased an aggregate of $4,500,000 of our common stock;

•

36 months after the SEC declares this registration statement effective;

•

we file or otherwise enter an order for relief in bankruptcy;

•

trading of our common stock is suspended for a period of 5 consecutive trading days;

•

we do not file the initial Registration Statement with the SEC within 120 calendar days or the Registration Statement has not been declared effective within 180 calendar days;

•

our common stock ceases to be registered under the 1934 Act; or

•

we require shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within 60 days from the date when the Company has issued its 19.9% maximum allowable shares

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

The following tables outline our capital stock as of June 10, 2005:

Common Stock outstanding:

Before the offering:

3,328,125       shares (1) (2)

After the Offering:

12,078,125       shares (1)(2) (3) (4)

Shares of common stock potentially issuable upon

3,125,000 (3)

Conversion of Series B.

Shares of common stock potentially issuable upon

exercise of the “put right” to BTF, LLC

5,625,000 (4)

(1) Assumes no conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of June 10, 2005:

Series A Convertible Preferred Stock:  There are currently 440 shares of Series A Convertible Preferred Stock issued and outstanding. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion. The shares shall convert at the earlier of the election of the holder, or March 26, 2006.

(2) Also assumes  no  exercise  of:

•

No  exercise of outstanding warrants to purchase an aggregate of 1,172,937 shares  of  our  common  stock  at  an  exercise  price  of  $2.00  per  share.

•

No  exercise of outstanding warrants to purchase an aggregate of 1,172,937 shares  of  our  common  stock  at  an  exercise  price  of  $3.00  per  share

(3) Series B Convertible Preferred Stock:  There are currently 12,500 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Series B Stock shall be converted into a number of shares of Common Stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion or $0.10, which ever is greater, multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we are assuming a stock price or sale price of $0.80 and are 200% of the shares of common stock that we would issue at $0.80.

(4) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 5,625,000 shares pursuant to the exercise of our “put right” under the Investment Agreement, although the number of shares that we will actually issue pursuant to that “put right” may be more than or less than 5,625,000, depending on the trading price of our common stock. We currently have no intent to exercise the  put  right  in  a  manner  that  would  result in our issuance of more than 5,625,000  shares,  but  if we were to exercise the “put right” in that manner, we would  be  required  to  file  a  subsequent  registration  statement  with  the Securities  and  Exchange  Commission  and for that registration statement to be deemed  effective  prior  to  the  issuance  of  any  such  additional  shares. We are registering 5,625,000 shares of common stock pursuant to the Investment Agreement which assumes that price of our stock will be $0.80 at the time of the put notice.

You should be aware that there is an inverse relationship between our stock price if and when our common stock is quoted on the Over-the-Counter Bulletin Board or other Exchange and the number of shares to be issued pursuant to our Investment Agreement with BTF, LLC. If our stock price declines, we will be required to issue a greater number of shares under the Investment Agreement for a given advance.

SUMMARY FINANCIAL INFORMATION

		PROBE MANUFACTURING INDUSTRIES
		SUMMARY OPERATING INFORMATION
		FISCAL YEAR ENDED DECEMBER 31,

	2004	2003	2002	2001

SALES	$6,204,957	$6,455,728	$6,866,068	$17,993,905

NET INCOME (LOSS)	$ (918,590)	$(1,244,761)	$ (1,513,846)	$25,530

LOSS PER SHARE (DILUTED POST REVENUE)	$(91.86)	$(124.48)	$ (151.38)	$2.55

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING (POST REVENUE)	10,000	10,000	10,000	10,000

		SUMMARY BALANCE SHEET INFORMATION
		AT DECEMBER 31,

	2004	2003	2002	2001

WORKING CAPITAL	$(564,310)	$(2,892,360)	$(1,852,838)	$(888,765)

TOTAL ASSETS	$1,982,940	$2,417,516	$2,712,420	$2,944,636

TOTAL LIABILITIES	$2,995,378	$5,046,352	$4,110,729	$2,966,687

STOCKHOLDERS EQUITY (DEFICIT)	$(1,012,438)	$(2,628,836)	$(1,398,309)	$(22,051)
	$(1,012,438)	$(2,628,836)	$(1,398,309)	$(22,051)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

RISKS ABOUT OUR BUSINESS

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND IF WE CANNOT OBTAIN  ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND  MAY ULTIMATELY  CEASE  TO  EXIST.

Our audited financial statements for the twelve months ended December 31, 2004 reflect a net loss of ($918,590) and negative cash flows from operations of ($1,210,016).  These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs.  We currently receive capital under six different revolving lines of credit from eFund Capital Partners, LLC, Ashford Capital, LLC, Edward Lassiter, Bill Duncan, Rufina Paniego and the Benner Exemption Trust that allows us to draw up to $725,000 and anticipate we will continue to be able to have access to the money through the revolving lines of credit. As of June 10, 2005, we have drawn on $500,000 of our revolving credit lines and only have $225,000 left upon which to draw.  These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs.  Unless we obtain additional financing through operations, investment capital or otherwise, there is significant doubt we will be able to meet our obligations as they come due and will be unable to execute our business strategy.  However, if we are not able to draw down on or use the funds available in the revolving lines of credit and cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

As of December 31, 2004 our monthly operating costs and interest expenses averaged $616,497.91 per month.  As income from operations is not sufficient to meet these expenses, we must depend on other sources of capital to fund our operations.  We currently receive capital under six different revolving lines of credit from eFund Capital Partners, LLC, Ashford Capital, LLC, Edward Lassiter, Bill Duncan, Rufina Paniego and the Benner Exemption Trust that allows us to draw up $725,000 and anticipate we will continue to be able to have access to the money through the revolving lines of credit.  As of March 25,2 005 we have drawn on $500,000 of our revolving credit lines and only have $225,000 left upon which to draw.  Therefore, the funds available may not be sufficient to sustain our operations if we experience a slow down of customer orders, if one of our customers decides to terminate our agreement or other adverse economic effect.  There can be no assurance that we will be successful in obtaining additional capital.  If we issue additional shares in connection with debt or equity financing, this will serve to dilute the value of our common stock and existing shareholders’ positions.  If we are unsuccessful in obtaining additional funding to finance our operations, there is a serious doubt that we will be able to continue as a going concern and we may be forced to seek the protection of bankruptcy laws.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES, THEREFORE WE MAY NOT BE ABLE TO MEET OUR DEBT SERVICE OBLIGATIONS.

As of December 31, 2004, we had liabilities of ($2,995,378). Our debt could limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, or other purposes in the future, as needed; to plan for, or react to, changes in technology and in our business and competition; and to react in the event of an economic downturn.

We may not be able to meet our debt service obligations. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with covenants in our revolving lines of credit, we will be in default.

WE FACE INTENSE COMPETITION, WHICH MAY REDUCE OUR SALES, OPERATING PROFITS, OR BOTH.

The market segments in which we compete are rapidly evolving and intensely competitive. The electronic manufacturing service or “EMS” industry is extremely competitive and includes hundreds of companies, several of which have achieved substantial market share. We compete with numerous domestic and foreign EMS firms, including Benchmark Electronics, Inc.; Celestica Inc; Flextronics International Ltd.; Jabil Circuit, Inc.; Pemstar, Inc.; Plexus Corp.; Sanmina-SCI Corporation; CTS Electronics; Solectron Corporation; SMS Technologies, Inc.; Express Manufacturing, Inc. and others.  Current and prospective customers also evaluate our capabilities against the merits of internal production. Some of our competitors may have greater design, manufacturing, financial or other resources than us. Additionally, we face competition from Taiwanese ODM suppliers, who have a substantial share of the global market for information technology hardware production, primarily related to notebook and desktop computers and personal computer motherboards, as well as provide consumer products and other technology manufacturing services.

In recent years, many participants in the industry, including us, have substantially expanded their manufacturing capacity. The overall demand for electronics manufacturing services has decreased, resulting in increased capacity and substantial pricing pressures, which has harmed our operating results. Certain sectors of the EMS industry are currently experiencing increased price competition, and if this increased level of competition should continue, our revenues and gross margin may continue to be adversely affected.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO PROCURE OUR PARTS FOR PRODUCTION WHICH IF AVAILABILITY OF PRODUTS BECOMES COMPROMISED IT COULD ADD TO OUR COST OF GOODS SOLD AND AFFECT OUR REVENUE GROWTH.

We depend upon a number of suppliers for our products. There is an inherent risk that certain products will be unavailable for prompt delivery or, in some cases, discontinued.  We will have only limited control over any third-party manufacturer as to quality controls, timeliness of production and deliveries and various other factors.  Should the availability of products be compromised, it could force us to develop alternative products, which could add to the cost of goods sold and compromise delivery commitments.

OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS WILL, IN THE AGGREGATE, BENEFICIALLY OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AND THESE SHAREHOLDERS, IF ACTING TOGETHER, WILL BE ABLE TO EXERT SUBSTANTIAL INFLUENCE OVER ALL MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS .

Our principal shareholders, Directors and Executive Officers will, in the aggregate, beneficially own more than 50% our outstanding Common Stock on a fully diluted basis which includes Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and any shares issued to them under various revolving credit facilities.   These shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders, including amendments to our Articles of Incorporation, fundamental corporate transactions such as mergers, acquisitions, the sale of the Company, and other matters involving the direction of our business and affairs and specifically the ability to determine the members of our board of directors. (See: “Principal Shareholders”)

IF WE DO NOT EFFECTIVELY MANAGE CHANGES IN OUR OPERATIONS, OUR BUSINESS MAY BE HARMED.

We plan to increase our manufacturing by expanding our facilities and adding new equipment. This expansion and transition involves significant risks, including, but not limited to, the following:

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we may not be able to attract and retain the management personnel and skilled employees necessary to support expanded operations;

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we may not efficiently and effectively integrate new operations and information systems, expand our existing operations and manage geographically dispersed operations;

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we may incur cost overruns;

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we may incur unusual charges related to our restructuring activities;

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we may encounter construction delays, equipment delays or shortages, labor shortages and disputes and production start-up problems that could harm our growth and our ability to meet customers’ delivery schedules; and

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we may not be able to obtain funds for this transition, and we may not be able to obtain loans or operating leases with attractive terms

In addition, we expect to incur new fixed operating expenses associated with our expansion efforts that will increase our cost of sales, including increases in depreciation expense and rental expense. If our revenues do not increase sufficiently to offset these expenses, our operating results could be seriously harmed. We cannot assure you as to the timing or amount of any future restructuring charges. If we are required to take additional restructuring charges in the future, this could have a material adverse impact on our financial position, results of operations and cash flows.

WE DEPEND ON LOW TO MEDIUM VOLUME HIGH MIX TECHNOLOGY PRODUCTS THAT ARE BUILT DOMESTICALLY.  THESE APPLICATIONS INCLUDE INDUSTRIAL INSTRUMENTATION AND SCIENTIFIC COMMUNICATION, SEMICONDUCTOR AND AUTOMOTIVE PRODUCTS, WHICH CONTINUALLY PRODUCE TECHNOLOGICALLY ADVANCED PRODUCTS WITH SHORT LIFE CYCLES; OUR INABILITY TO CONTINUALLY MANUFACTURE SUCH PRODUCTS ON A COST-EFFECTIVE BASIS COULD HARM OUR BUSINESS.

During the twelve months ended December 31, 2004, we derived approximately 30% of our revenues from customers in the industrial product sector, whose products include adhesive dispensing equipment, motion controllers; approximately 40% of our revenues from customers in the semiconductor industry, whose products include mass flow controllers, and evaluation modules for integrated circuit manufactures; approximately 19% of our revenues from providers of communications infrastructure, whose products include equipment for optical networks, cellular base stations, radio frequency devices, telephone exchange and access switches and broadband devices; approximately 3% of our revenues from the automotive industry, whose products are electronic control units for alternative fuel systems.  The remaining 8% of our revenues was derived from customers in a variety of other industries, including the medical, consumer and military industries.

Factors affecting these industries in general could seriously harm our customers and, as a result, us. These factors include:

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rapid changes in technology, which result in short product life cycles;

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seasonality of demand for our customers’ products;

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the inability of our customers to successfully market their products, and the failure of these products to gain widespread commercial acceptance; and

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recessionary periods in our customers’ markets

OUR INCREASED ORIGINAL DESIGN MANUFACTURING, OR ODM, ACTIVITY MAY REDUCE OUR PROFITABILITY.

We have recently begun providing ODM services, where we design and develop products that we then manufacture for OEM customers. We are actively pursuing ODM projects, focusing primarily on consumer related devices, such as cell phones and related products, which requires that we make investments in research and development, technology licensing, test and tooling equipment, patent applications, facility expansion and recruitment.

Although we enter into contracts with our ODM customers, we may design and develop products for these customers prior to receiving a purchase order or other firm commitment from them. We are required to make substantial investments in the resources necessary to design and develop these products, and no revenue may be generated from these efforts if our customers do not approve the designs in a timely manner or at all, or if they do not then purchase anticipated levels of products. In addition, ODM activities often require that we purchase inventory for initial production runs before we have a purchase commitment from a customer. Even after we have a contract with a customer with respect to an ODM product, these contracts may allow the customer to delay or cancel deliveries and may not obligate the customer to any volume of purchases. These contracts can generally be terminated by either party on short notice. There is no assurance that we will be able to maintain our current level of ODM activity at all or for an extended period of time. We continue to make investments in our ODM services, which could adversely affect our profitability through fiscal 2005 and beyond. Further, the products we design must satisfy safety and regulatory standards and some products must also receive government certifications. If we fail to timely obtain these approvals or certifications, we would be unable to sell these products, which would harm our sales, profitability and reputation.

THE SUCCESS OF OUR ODM ACTIVITY DEPENDS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

 We retain certain intellectual property rights to our ODM products. As the level of our ODM activity is increasing, the extent to which we rely on rights to intellectual property incorporated into products is increasing. Despite our efforts, we cannot be certain that the measures we have taken to prevent unauthorized use of our technology will be successful. If we are unable to protect our intellectual property rights, this could reduce or eliminate the competitive advantages of our proprietary technology, which would harm our business.

INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US OR OUR CUSTOMERS COULD HARM OUR ODM BUSINESS.

Our ODM products often face competition from the products of OEMs, many of whom may own the intellectual property rights underlying those products. As a result, we could become subject to claims of intellectual property infringement as the number of our competitors increases. In addition, customers for our ODM services typically require that we indemnify them against the risk of intellectual property infringement. If any claims are brought against us or our customers for such infringement, whether or not these have merit, we could be required to expend significant resources in defense of such claims. In the event of such an infringement claim, we may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. We may not be successful in developing such alternatives or obtaining such a license on reasonable terms or at all.

IF OUR ODM PRODUCTS ARE SUBJECT TO NON-COMPLIANCE, OUR BUSINESS MAY BE DAMAGED AND WE MAY INCUR SIGNIFICANT FEES.

In our contracts with our ODM customers, we generally provide them with a warranty against non-compliance in our designs. If an ODM product or component that we design is found to be non-compliant in its design, this may lead to increased warranty claims. Although we have product liability insurance coverage, this is expensive and may not be available on acceptable terms, in sufficient amounts, or at all. A successful product liability claim in excess of our insurance coverage or any material claim for which insurance coverage was denied or limited and for which indemnification was not available could have a material adverse effect on our business, results of operations and financial condition.

THE MAJORITY OF OUR SALES COME FROM A SMALL NUMBER OF CUSTOMERS; IF WE LOSE ANY OF THESE CUSTOMERS, OUR SALES COULD DECLINE SIGNIFICANTLY.

Sales to our five largest customers have represented a significant percentage of our net sales in recent periods. Our five largest customers accounted for approximately 86% and 79% of net sales during the twelve months ended December 31, 2004 and December 31, 2003 respectively.

Our principal customers have varied from year to year, and our principal customers may not continue to purchase services from us at current levels, if at all. Significant reductions in sales to any of these customers, or the loss of major customers, would seriously harm our business. If we are not able to timely replace expired, canceled or reduced contracts with new business, our revenues could be harmed.

IF WE LOSE KEY SENIOR MANAGEMENT PERSONNEL OUR BUSINESS COULD BE NEGATVIELY AFFECTED.

Our success depends to a large extent upon the continued services of our executive officers. Generally our employees are not bound by employment or non-competition agreements, and we cannot assure that we will retain our executive officers and other key employees. We could be seriously harmed by the loss of any of our executive officers. In order to manage our growth, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed. In addition, in connection with expanding our ODM activities, we must attract and retain experienced design engineers. Although a number of companies in our industry have implemented workforce reductions, there remains substantial competition for highly skilled employees. Our failure to recruit and retain experienced design engineers could limit the growth of our ODM activities, which could adversely affect our business.

WE ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE RISKS AND UNEXPECTED COSTS THAT WE MAY INCUR WITH RESPECT TO ENVIRONMENTAL MATTERS MAY RESULT IN ADDITIONAL LOSS CONTINGENCIES, THE QUANTIFICATION OF WHICH CANNOT BE DETERMINED AT THIS TIME.

We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process.  If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or the results of future testing and analyses at our current or former operating facilities indicate that we are responsible for the release of hazardous substances, we may be subject to additional remediation liability. Further, additional environmental matters may arise in the future at sites where no problem is currently known or at sites that we may acquire in the future. Currently unexpected costs that we may incur with respect to environmental matters may result in additional loss contingencies, the quantification of which cannot be determined at this time.

WE ARE EXPOSED TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES BECAUSE WE PROCURE PRODUCTS FROM SUPPLIERS IN FOREIGN COUNTRIES AND AS A RESULT OF THE VOLATILITY IN THE EXCHANGE RATES BETWEEN THE FOREIGN CURRENCIES AND THE FUNCTIONAL CURRENCIES OF OUR ENTITIES COULD SERIOUSLY HARM OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

We transact business in various foreign countries because we procure products from suppliers in foreign countries. As a result, we are exposed to fluctuations in foreign currencies. We have currency exposure arising from both sales and purchases denominated in currencies other than the functional currencies of our entities. Volatility in the exchange rates between the foreign currencies and the functional currencies of our entities could seriously harm our business, operating results and financial condition. We try to manage our foreign currency exposure by entering into foreign exchange forward contracts. Mainly, we enter into foreign exchange forward contracts intended to reduce the short-term impact of foreign currency fluctuations on current assets and liabilities denominated in foreign currency. These exposures are primarily, but not limited to, cash, receivables, payables and inter-company balances, in currencies other than the functional currency unit of the operating entity. We will first evaluate and, to the extent possible, use non-financial techniques, such as currency of invoice, leading and lagging payments, receivable management or local borrowing to reduce transaction exposure before taking steps to minimize remaining exposure with financial instruments. Foreign exchange forward contracts are treated as cash flow hedges and such contracts generally expire within three months. The credit risk of these forward contracts is minimal since the contracts are with large financial institutions. The gains and losses on forward contracts generally offset the gains and losses on the assets, liabilities and transactions hedged.

LITIGATION COULD HARM OUR BUSINESS WHETHER OR NOT DETERMINED ADVERSELY TO US.

As of June 10, 2005 we have the following legal proceedings and legal settlements:

1.     Cadence has a judgment against us for $98,000.  The judgment was due to lack of payment by Probe to Cadence after Probe purchased the license to use its Alegro software program.  Due to economic conditions after September 11th the market for the use of this product disappeared and Probe was not able to resell the services.  Consequently, Probe was not able to generate any revenues from reselling of the software and could not pay Cadence.  On August 9th 2004 we entered into a payment agreement with Cadence in which we pay them $2,500 a month until such time the debt is paid off.  The balance currently due to Cadence under the agreement is $58,500 as of June 10, 2005.

2. IFC had a judgment against us for $144,403.00.  The judgment resulted from our failure to pay IFC under the purchase agreement for a piece of X-Ray equipment. In September 2004 we entered into a settlement agreement whereby we agreed to pay IFC $15,000 as an initial payment and $5,000 per month until settlement amount of $70,000.00 is paid in full.  The balance due as of June 10, 2005 is $15,000.00.

3. Canon Financial has a judgment against us for $15,000.00.  The judgment was entered because Probe did not pay the lease payments due on a copy machine which was not properly maintained by Canon and was not functional most of the time.  We have agreed to pay Canon $1000.00 per month until fully paid.  Our balance as of June 10, 2005 is $8,000.00.

4. Pro-Source has filed a civil case against us for $35,000 for breach of contract.  They claimed breach of contract as a result of our refusal to pay for their services they claimed rendered in 2003 and 2004.  We’re currently negotiating a settlement, however, if we are unable to negotiate a settlement we believe we will be successful on the merits of the case because of Pro-Sources failure to provide the agreed services.

5. We currently owe the Internal Revenue Service $140,000.00 for past tax liabilities which we are not currently able to pay in full.  We have negotiated a settlement with IRS and have entered into a payment plan with them in which we pay the IRS $2,500 per month.

While we are currently able to service any and all payment obligations to the creditors, if we are unable in the future to service any payments, anyone of the creditors may instigate foreclosure proceedings against us.  If we are unable to satisfy our obligations, we could be forced into bankruptcy.

We believe that there are no other claims or litigation pending, the outcome of which could have a material adverse effect on our financial condition or operating results.  However, if litigation should arise and the Company was to receive an unfavorable ruling, there is a possibility that it would have a material adverse impact on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

RISKS TO OUR INDUSTRY

THE VARIABILITY OF CUSTOMER REQUIREMENTS IN THE ELECTRONICS INDUSTRY COULD ADVERSELY AFFECT OUR REULTS OF OPERATIONS.

As a provider of electronics manufacturing services, we must provide increasingly rapid product turnaround for our customers. We generally do not obtain firm, long-term purchase commitments from our customers, and we often experience reduced lead-times in customer orders. Customers cancel their orders, change production quantities and delay production for a number of reasons. The uncertain economic conditions and geopolitical situation has resulted, and may continue to result, in some of our customers delaying the delivery of some of the products we manufacture for them, and placing purchase orders for lower volumes of products than previously anticipated. Cancellations, reductions or delays by a significant customer or by a group of customers have harmed, and may continue to harm, our results of operations by reducing the volume of products manufactured by us for the customers and delivered in that period, as well as causing a delay in the repayment of our expenditures for inventory in preparation for customer orders and lower asset utilization resulting in lower gross margins.

In addition, we make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of our customers’ commitments and the rapid changes in demand for their products reduce our ability to accurately estimate future customer requirements. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. We often increase staffing, increase capacity and incur other expenses to meet the anticipated demand of our customers, which cause reductions in our gross margins if customer orders are delayed or cancelled. Anticipated orders may not materialize, and delivery schedules may be deferred as a result of changes in demand for our customers’ products. On occasion, customers require rapid increases in production, which may stress our resources and reduce margins. Although we have increased our manufacturing capacity, and plan further increases, we may not have sufficient capacity at any given time to meet our customers’ demands. In addition, because many of our costs and operating expenses are relatively fixed, a reduction in customer demand harms our gross profit and operating income.

WE MAY BE ADVERSELY AFFECTED BY SHORTAGES OF REQUIRED ELECTRONIC COMPONENTS.

At various times, there have been shortages of some of the electronic components that we use, as a result of strong demand for those components or problems experienced by suppliers. These unanticipated component shortages have resulted in curtailed production or delays in production, which prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a reduction in our sales and an increase in our costs and could adversely affect our relationship with existing customers as well as prospective customers. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. As a result, component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.

OUR CUSTOMERS MAY BE ADVERSELY AFFECTED BY RAPID TECHNOLOGICAL CHANGE; THEREFORE, IF OUR CUSTOMERS’ PRODUCTS BECOME OBSOLETE OR FAIL TO GAIN WIDESPREAD COMMERCIAL ACCEPTANCE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

Our customers compete in markets that are characterized by rapidly changing technology, evolving industry standards and continuous improvement in products and services. These conditions frequently result in short product life cycles. Our success will depend largely on the success achieved by our customers in developing and marketing their products. If technologies or standards supported by our customers’ products become obsolete or fail to gain widespread commercial acceptance, our business could be adversely affected.

WE DEPEND ON THE CONTINUING TREND OF OUTSOURCING BY OEMS, IF THIS TREND CHANGES OR DECLINES OUR BUISSESS COULD BE SIGNIFICANTLY HARMED.

Future growth in our revenue depends on new outsourcing opportunities in which we assume additional manufacturing and supply chain management responsibilities from OEMs. To the extent that these opportunities are not available, either because OEMs decide to perform these functions internally or because they use other providers of these services, our future growth would be limited.

RISKS ABOUT OUR STOCK AND THIS OFFERING

IF WE SELL SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH BTF, LLC THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

The sale of shares pursuant to our Investment Agreement with BTF, LLC may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to BTF, LLC to draw down on the full equity line with BTF , LLC. If our stock price decreases, then our existing stockholders would experience greater dilution.

BTF, LLC WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under our agreement with BTF, LLC will be purchased at a 7% discount to the average of the two lowest posted bid prices for the five days immediately following our notice to BTF, LLC of our election to exercise our “put right”. BTF, LLC has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If BTF, LLC sells our shares, the price of our stock could decrease. If our stock price decreases, BTF, LLC may have a further incentive to sell the shares of our common stock that it holds. The discounted sales under our agreement with BTF, LLC could cause the price of our common stock to decline.

THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD. There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in Probe Manufacturing, Inc. will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Probe Manufacturing, Inc. and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See subheading to "Plan of Distribution" entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

ALL 12,078,125 SHARES OF OUR COMMON STOCK CURRENTLY BEING REGISTERED MAY BE SOLD BY SELLING STOCKHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.   SIGNIFICANT SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF SHARES IN ANY MARKET THAT MAY DEVELOP.

All 12,078,125 shares of our common stock being registered in this offering and being held by 57 shareholders may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because the 12,078,125 shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Stockholders" and "Plan of Distribution" hereinafter. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

IF A MARKET  DEVELOPS FOR OUR SHARES,  RULE 144 SALES MAY DEPRESS PRICES IN THAT MARKET.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

ANY MARKET THAT DEVELOPS IN SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS WHICH WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT OR IMPOSSIBLE.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks (generally) are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

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Deliver a standardized risk disclosure document prepared by the SEC;

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Provide the customer with current bid and offer quotations for the penny stock;

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Explain the compensation of the broker-dealer and its salesperson in the transaction;

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Provide monthly account statements showing the market value of each penny stock held in the customer's account;

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Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

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Provide a written agreement to the transaction.

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These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

IF AND WHEN OUR SECURITIES BECOME QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR OTHER EXCHANGE OUR SECURITIES MAY BE THINLY TRADED WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS

If our securities are quoted on the Over-the-Counter Bulletin Board or other exchange our securities may be thinly traded which may not provide liquidity for our investors

The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive any proceeds from the sale of the shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with BTF, LLC.

Additionally, we may receive proceeds from the sale of our common shares to The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronniw Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Decendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, Anthony Reed, Bach Living Trust, Craig Benner, Carolina Trust, Duncan Revocable Trust, Hooman Emadi, Ronald Feldman, George D. Hill & Elieen C. Hill JT WROS, The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000, Russell Miller, William W. Morse & Jill D. Morse JT WROS, and Research Drive Equities, LLC if one or any of the above listed individuals exercise warrants that they currently hold.   We cannot accurately predict when we will receive revenues pursuant to the warrants because we do not know when the holders will choose to exercise the warrants.  However, it is possible that the warrants will expire without being exercised.  If we receive revenues from exercise of the warrants, we currently intend to use the proceeds for working capital.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that BTF, LLC is obligated to purchase. The table assumes estimated offering expenses of $25,000.

		Proceeds if 100% Sold	Proceeds if 50% Sold
Gross Proceeds		$4,500,000	$2,250,000
Estimated Expenses of Offering		$25,000	$25,000
Net Proceeds		$4,475,000	$2,225,000

	Priority	Use of Proceeds if 100% Sold	Use of Proceeds if 50% Sold
Working Capital and General corporate expenses	1st	$1,000,000	$500,000
Repayment of Debt	2nd	$1,000,000	$500,000
Expansion of Internal Operations	3rd	737,500	$368,750
Potential Acquisition costs (1)	4th	1,737,500	$868,750

(1) From time to time we evaluate opportunities to make acquisitions of assets or businesses that we believe would help us achieve our goal of profitability, but we are not currently negotiating or planning any material acquisitions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

DETERMINATION OF OFFERING PRICE

The offering price of $0.80 per share was determined arbitrarily by us.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will established according to demand of our common stock and will fluctuate based on the demand for our shares.

DILUTION

Our net tangible book value as of March 31, 2005 ($0.18) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to BTF, LLC. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an offering price of $0.80 per share.

If we assume that we were to issue 5,625,000 shares of common stock to BTF, LLC at an assumed offering price of $.80 per share less $25,000 of offering expenses, our net tangible book value as of March 31, 2005 would have been $0.18 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.62 per share and an immediate dilution to new shareholders of ($0.36) per share.

The following table illustrates the per share dilution if we sell all 5,625,000 shares at a price of $.80 per share, less offering expenses
of $25,000.

Net tangible book value per share at March 31, 2005	(0.18)
Pro Forma net tangible book value per share after the offering	0.44
Pro Forma increase in net tangible book value per share
attributable to investors in this offering	0.62
Pro Forma dilution per share to investors in the offering	(0.36)

SELLING SECURITY HOLDERS

Based upon information available to us as of June 10, 2005 the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

In some cases, the “Shares Being Offered Column will reflect a higher number of shares than the “Ownership Before the Offering” column.  This occurs when the selling shareholder has not received shares being registered on this registration statement because the selling shareholder holds shares of Series B Convertible Preferred Stock, warrant or other right to acquire shares of common stock but has not yet exercised that right.

Selling Stock Holder Name and Address	Number of Shares Beneficially Owned Before the Offering	Number of Shares that may be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering (1)
Ashford Capital, LLC 3419 Via Lido #470 Newport Beach, CA 92663 (2)	250,000	250,000	0
eFund Capital Partners, LLC 301 East Ocean Blvd. Suite 640 Long Beach, CA 90802 (3)	250,000	1,125,000	0
BTF, LLC 10600 Wilshire Blvd., Ste 431 Los Angeles, CA 90024 (4)	0	5,625,000	0
Reza Zarif 18 Marana San Clemente, CA 92673 (5)	250,000	1,375,000	0
Kambiz Mahdi 2933 Catalpa St. Newport Beach, CA 92660 (6)	250,000	1,375,000	0
The Hicks Family Trust 11851 Riverside Drive, #280 Lakeside, CA 92040 (7)	31,250	31,250	0
The Edward & Mildred Lassiter Restated Family Trust 2790 Skypark Drive #240 Torrance, CA 90505 (7)	62,500	62,500	0
The DW and & JS Benner Family Trust 29906 Avenida Magnifica Rancho Palos Verdes,CA 90275 (7) (8)	62,500	62,500	0
Hirad Emadi 26152 Flintlock Lane Laguna Hills, CA 92683 (7)	31,250	31,250	0
Patrick Connelly 1511 Taraval St. San Francisco, CA 94116 (7)	43,750	43,750	0
Phillip Kavanaugh 200 Charter Oaks Circle Los Gatos, CA 95032 (7)	31,250	31,250	0
Ronnie Novian 3155 Deep Canyon Drive Beverly Hills, CA 90210 (7)	31,250	31,250	0
John White 826 S. Sierra Bonita Avenue Los Angeles, CA 90036 (7)	25,000	25,000	0
Parvin Victory Khalili 1944 Glendon Avenue #209-1A Newport Beach, A 90025 (7)	75,000	75,000	0
Albert Assil 11949 Goshen Avenue #304 Los Angeles, CA 90049 (7)	37,500	37,500	0
Keith Barrett 2511 Laurie Lane Twin Falls, ID 83301 (7)	37,500	37,500	0
Helene Mandell 3736 Wonderland Avenue Boulder, CO 8304 (7)	62,500	62,500	0
Guy Grimsley 3218 Colorado Avenue Santa Monica, CA 9404 (7)	50,000	50,000	0
Francis F. Smith Descendants Trust Edward F SMIT 325 Ventura Club Drive Roselle, IL 60172 (7)	50,000	50,000	0
Edmondson Farms, Inc. Employees 401K Plan & Trust 1370 NC11 Oak City, NC 27857 (7)	25,000	25,000	0
Ikuo Ito 3-5-19 Higashi-Gotanda Sinagawa-Ku Toyko, Japan 141-0022 (7)	25,000	25,000	0
Global Capital Management, Inc. Management, Inc. 13F Oak Minami-Azabu Bldg. Minami-Azabu, Minato-Ku Toyko, Japan 106-0047	375,000	375,000	0
Masahiro Irie 2-8-11-401 Minami-Azabu Minato-Ku Toyko, Japan 106-0047 (7)	25,000	25,000	0
James Goodell and/or Lisa Goodell JT TEN WROS 1178 17th Avenue Mopherson, KS 67460 (7)	40,000	40,000	0
Peter Grias 18110 Levan Livoria, MI 48162 (7)	50,000	50,000	0
Kamran Gharibian 1110 Shadow Hill Way Beverly Hills, CA 90210 (7)	62,500	62,500	0
Iraj Gharibian 1805 Loma Vista Drive Beverly Hills, CA 90210 (7)	31,250	31,250	0
Billy E. Malcolm 8492 Skiles Road Ponder, TX 76259 (7)	12,500	12,500	0
Robert Kofke and Cathy Kofke JT TEN WROS 881 Morrison Farm Road Troutman, NC 28166 (7)	25,000	25,000	0
Phillip Smith 16541 780th Avenue Sacred Heart, MN 56285 (7)	25,000	25,000	0
Billy A Barr P.O. Box 391 Crested Butte, CO 81224 (7)	12,500	12,500	0
Charles Schwab FBO Andrew Kotowicz 1529 Westerham Newport Richey, FL 34655 (7)	25,000	25,000	0
Todd Jorgensen 11483 S. Jordan Bend Road South Jordon, UT 84095	31,250	31,250	0
Christopher Reed and Patricia Schone JT WROS 25265 Malibu Road Malibu, CA 90265 (7)	12,500	12,500	0
Anthony and Angela Reed Family Trust 24668 Overland Drvice West Hills, CA 91304 (7)	25,000	25,000	0
Cadioty/Werth Living Trust 3696 Dixie Canyon Avenue Sherman Oaks, 91423 (7)	25,000	25,000	0
Miller Family Trust 5255 Zelzah Avenue, #302 Encino, CA 91316 (7)	25,000	25,000	0
Finer Marital Trust 16217 Kittridge Street Van Nuys, CA 91406 (7)	12,500	12,500	0
James Kimmel 16217 Kittridge Street Van Nuys, CA 91406 (7)	12,500	12,500	0
Adam Carolla 16217 Kittridge Street Van Nuys, CA 91406 (7)	12,500	12,500	0
George Geldin 243 Park View Drive Oak Park, CA 91377 (7)	12,500	12,500	0
Dennis Gerber 3165 Willow Springs Circle Venice, FL 34293 (7)	50,000	50,000	0
Noriaki Sasaki 3-9-1-201 Koishikawa Bunkyo-Ku Tokyo, Japan 112-0002 (7)	62,500	62,500	0
B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998 41 Camino Lienzo San Clamente, CA 92673 (7)	12,500	12,500	0
Abraham Assil 1000 Westgate Ave. Los Angeles, CA 90049 (7)	31,250	31,250	0
Anthony Reed 24668 Overland Drive West Hills, CA 91304 (7)	6,875	6,875	0
Bach Living Trust Dated June 17, 1996 39789 Village Run Drive Northville, MI 48167	12,500	12,500	0
Craig Benner 209 Gull Street Manhattan Beach, CA 90266	31,250	31,250	0
Carolina Trust Dated September 21, 2000 13171 Ethelebee Way Santa Ana, CA 92705	50,000	50,000	0
Duncan Revocable Trust 276 Via Linda Vista Redondo Beach, CA 90277	62,500	62,500	0
Hooman Emadi 49 Palatine #230 Irvine, CA 92612	12,500	12,500	0
Ronald Feldman 59 Rambler Road	12,500	12,500	0
George D. Hill & Elieen C. Hill JT WROS & Eileen C. Hill JT WROS 132 Clifton Rd. Kelowna, BC Canada V1G 1G3	25,000	25,000	0
The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000 2790 Skypark Drive #204 Torrance, CA 90505	250,000	250,000	0
Russell Miller 1321 Bienvenida Pacific Palisades, CA 90272	100,000	100,000	0
William W. Morse & Jill D. Morse JT WROS 2466 Alhambra Drive Palm Springs, CA 92264	31,250	31,250	0
Research Drive Equities, LLC Ralph Vincent Kidd 4900 15th Street Murrero, LA 70072	62,500	62,500	0
TOTAL	3,328,125	12,078,125	0

 (1) Assumes all shares are sold pursuant to this Prospectus.

(2) The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received the shares pursuant to an assignment agreement with eFund Capital Partners, LLC of which 750,000 were cancelled and redeemed by us.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

(3) The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received 2,000,000 shares common stock pursuant to an investment agreement with us in May of 2004, a million of which were issued to Ashford Capital, LLC and 750,000 of which were cancelled and redeemed.   An additional 875,000 shares are being registered in order to register 200% of the shares that we would issue upon conversion of the Series B Convertible Preferred Stock, which assumes that the shares will be converted at $0.80 per share.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

(4)  The managing member of BTF, LLC is Raquel Imbassahy.  Ms. Imbassahy has had no relationship with us in the past three years.  BTF, LLC will acquire their shares pursuant to the Equity Line of Credit. Ms. Imbassahy has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Ms. Imbassahy may be deemed to have dispositive and voting power over the shares if and when they are issued pursuant to the Equity Line of Credit.  Ms. Imbassahy does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock if and when issued pursuant to the Equity Line of Credit.

(5) Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all the rights pursuant to such ownership.  Mr. Zarif acquired 250,000 shares as a founder of Probe. An additional 1,125,000 shares are being registered in order to register 200% of the shares that we would issue upon conversion of the Series B Convertible Preferred Stock, which assumes that the shares will be converted at $0.80 per share.

(6) Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all the rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe. An additional 1,125,000 shares are being registered in order to register 200% of the shares that we would issue upon conversion of the Series B Convertible Preferred Stock which assumes that the shares will be converted at $0.80 per share.

(7) The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronniw Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Decendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998 Abraham Assil, James Blake, and Anthony Reed all became shareholders pursuant to our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004.  All the above parties have dispositive and voting power over their shares and claim beneficial ownership of them.

(8) Dennis Benner is a Director of ours and acquired shares in our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market if and when one develops, any other stock exchange if and when one develops, market or trading facility which the shares are traded if and when one develops or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

•

If we are successful in our application to have our common stock list on the Over-the-Counter Bulletin Board in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

•

 In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

•

If we are successful in our application to have our common stock list on the Over-the-Counter Bulletin Board at prices related to such prevailing market prices, or

•

In privately negotiated transactions, or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in block trades in which the broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

An exchange distribution in accordance with the rules of the applicable exchange; or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in settlement of short sales entered into after the date of this prospectus; or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in broker-dealer transaction in which broker-dealers may agree with the selling stock holders to sell a specified number of such shares at a stipulated price per share; or

•

Through the writing or settlement of option or other hedging transactions, whether through an options exchange or otherwise; or

•

In a combination of such methods of sale; or

•

Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

As of June 10, 2005 we have the following legal proceedings and legal settlements:

1.     Cadence has a judgment against us for $98,000.  The judgment was due to lack of payment by Probe to Cadence after Probe purchased the license to use its Alegro software program.  Due to economic conditions after September 11th the market for the use of this product disappeared and Probe was not able to resale the services.  Consequently, Probe was not able to generate any revenues from reselling of the software and could not pay Cadence.  On August 9th 2004 we have entered into a payment agreement with the Cadence in which we pay them $2,500 a month until such time the debt is paid off and the balance currently due to Cadence under the agreement is $80,000.

2. IFC had a judgment against us for $144,403.00.  The judgment resulted from our failure to pay IFC under the purchase agreement for a piece of X-Ray equipment. In September 2004 we entered into a settlement agreement whereby we have agreed to pay IFC $15,000 as an initial payment and $5,000 per month until settlement amount of $70,000.00 is paid in full.  The balance due as of March 31, 2005 is $35,000.00.

3. Canon Financial has a judgment against us for $15000.00.  The judgment was entered because Probe did not pay the lease payments due on a copy machine which was not properly maintained by Canon and was not functional  most of the time.  We have agreed to pay Canon $1000.00 per month until fully paid.  Our balance as of March 31st 2004 is $9,000.00

4. Pro-Source has filed a civil case against us for $35,000 for breach of contract.  The claimed breach of contract is a result of our refusal to pay for their services they claimed rendered in 2003 and 2004.  We’re currently negotiating a settlement, however, if we are unable to negotiate a settlement we believe we will be successful on the merits of the case because of Pro-Source failure to provide the agreed to services.

5. We currently owe the Internal Revenue Service $140,000.00 for past tax liabilities which we are not currently able to pay in full.  We have negotiated a settlement with IRS and have entered into a payment plan with them in which we pay IRS $2,500 per month.

While we are currently able to service any and all payment obligation to the creditors, if we are unable in the future to service any payments, anyone of the creditors may instigate foreclosure proceedings against us.  If we are unable to satisfy our obligations, we could b forced into bankruptcy.

We believe that there are no other claims or litigation pending, the outcome of which could have a material adverse effect on our financial condition or operating results.  However, if litigation should arise and the Company was to receive an unfavorable ruling, there is a possibility that it would have a material adverse impact on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods

DIRECTORS, EXECUTIVE OFFICERS, SIGNFICANT EMPLOYEES AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of May 31, 2004, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of the Board of Directors of the Company.

NAME

AGE

POSITION

Dennis Benner

63

Chairman

Kambiz Mahdi

41

Chief Executive Officer, Director

Reza Zarif

48

Chief Operating Officer, Director

Barrett Evans

33

Director

Jeffrey Conrad

32

Director

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

DENNIS BENNER has over 35 years of business experience in leadership positions in the information technology industry.  His experience includes sales, marketing and general management of information technology services companies.  He has had line management responsibility for acquisitions, integrating acquisitions, restructuring organizations, creating and rebuilding management teams, developing and implementing sales and marketing systems, developing and implementing sales compensation systems, creating new products and services, creating and managing strategic alliances and relocating major facilities.  He has held leadership positions  in large Fortune 500 companies including corporate CIO at Fluor Corporation, Division General Manager at TRW, Division VP of Sales and Marketing at Computer Sciences and Automatic Data Processing, Manager of Federal Government Marketing for Control Data, Marketing Manager in IBM) and a smaller, emerging company (Corporate Development at Autobytel, Inc.). Dennis has a BS in Business from the University of Kansas

KAMBIZ MAHDI is a co-founder and Chief Executive Officer and has been with the Company since its inception in 1993.  Mr. Mahdi has direct responsibilities for sales and marketing, overseeing financial activities, and developing and guiding the Company’s vision and cultural values.  Prior to Probe, Mr. Mahdi was the Technical Sales Manager for six years with Future Electronics, a billion dollar electronics distributor. While at Future Electronics, Mr. Mahdi developed technical management leadership and management tools for their highest technology customers and applications.  Mr. Mahdi has a BS degree in Electrical Engineering.

REZA ZARIF is a co-founder and has been with the Company as Chief Operating Officer since its inception in 1993.  Mr. Zarif is responsible for all operational activities as well as developing and guiding the Company's vision and cultural values.  Prior to Probe, Mr. Zarif was at Graphtec Incorporated of Japan for 7 years where he was responsible for transferring manufacturing and associated technologies from Japan to the United States.  Mr. Zarif has a BA and MA in Cultural Anthropology and earned the status of "Summa Cum Laude" at the University of California, Irvine.

BARRETT EVANS has been our director since June 9, 2004. Mr. Evans is eFund Capital Partner's Managing Partner. In 1990, Mr. Evans started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Mr. Evans developed significant relationships with institutional investors. Additionally, Mr. Evans was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital. Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners in 1999. At eFund Capital Partners, Mr. Evans has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara. He also serves as a Director for NeWave, Inc. and  Xtreme Companies, Inc.

JEFFREY CONRAD has been our director since June 9, 2004.  Mr. Conrad is a Venture Partner with eFund Capital Partners, LLC. Jeff worked as a contract attorney for the law firm of Gibson, Dunn and Crutcher, LLP until December 1999 when he joined eFund Capital Partners. Prior to that time he worked with Diana Perez, Attorney at Law, Kushner-Locke International and Universal Pictures. Jeff's primary focus has been on entertainment and corporate transactions. Jeff has also worked as a junior publicist for the public relations firm Levine Communications where his focus was strategic advertising and marketing., Jeff received his Juris Doctorate from Loyola Law School and is a member of the State Bar of California. Jeff received his Bachelor's degree from the University of California, Los Angeles.

EMPLOYMENT AGREEMENTS

Currently we do not have any of our executives or officers under employments contracts. However, Kambiz Mahdi, our Chief Executive Officer and Reza Zarif, our Chief Operating Officer, have orally agreed to accept $167,000 per annum as compensation for their services. We anticipate that in fourth quarter of 2005 we will have employment agreements in place with several of our key executives and officers.

BOARD OF DIRECTORS

We currently have five members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

DIRECTOR COMPENSATION

We currently reimburse Directors for travel expenses associated with their work for the company and have agreed to establish a compensation plan to be submitted for approval by the shareholders at our annual meeting in 2005.  Until a plan is established and approved by the shareholders, Directors will not be compensated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 10, 2005 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2004 fiscal year and (iv) all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Ownership (1)
Kambiz Mahdi (2)	250,000	7%
Reza Zarif (3)	250,000	7%
Dennis Benner (4)	62,500	1%
Barrett Evans (5)	250,000	7%
Jeffrey Conrad (6)	250,000	7%
eFund Capital Partners, LLC (7)	250,000	7%
Ashford Capital, LLC (8)	250,000	7%
Edward Lassiter (9)	312,500	9%
Global Capital Management, Inc. (10)	375,000	11%

Total	1,750,000	52%

Total of All officers and directors	1,062,500	24%

(1)

The number of shares of common stock outstanding as of June 10, 2005 is 3,328,125.  The percentage of ownership does not reflect other classes of stock held by the individuals, such as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock even thought such class may be registered pursuant to this prospectus.

(2)

Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe.

(3)

Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Zarif acquired his shares as a founder of Probe.

(4)

Dennis Benner is a Director of ours and acquired shares in our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.

(5)

Please see number (7) below.

(6)

Please see number (7) below.

(7)

The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

(8)

The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received these shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

(9)

Edward Lassiter is a shareholder of ours and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter purchased the shares through our private placement memorandum dated June 9, 2004. Mr. Lassiter has dispositive and voting power over the shares.

(10)

Global Capital Management, Inc. is a Japanese private equity firm.  The company’s president is Ikuo Ito. Mr. Ito has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Ito may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Ito does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  The company bought its shares through our private placement memorandum dated June 9, 2004.  Mr. Ito also owns 25,000 shares of common stock personally which were also purchased through our private placement memorandum dated June 9, 2004

DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of June 10, 2005 there were 3,328,125 shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and non-assessable.  Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

PREFERRED STOCK

Our Articles of Incorporation authorize to issue 10,000,000 shares of preferred stock, no par value.  We authorized 440 as Series A Convertible Preferred Stock and have authorized 20,000 shares of Series B Convertible Preferred Stock.

As of June 10, 2005, there were 440 shares of Convertible A Preferred Stock outstanding. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion. The shares shall convert at the earlier of the election of the holder, or March 26, 2006. The holder of the Convertible A Preferred Stock, has the right to vote, with the holders of common stock, on any matter to which the common stock holders are entitled to vote, the number of shares of common stock into which the Convertible A Preferred Stock is convertible. If we are liquidated, distribute our assets, dissolve or wind-up, the holders of Convertible A Preferred Stock shall receive the greater of (i) $2,500 per share of Convertible A Preferred Stock they hold at the time of such Liquidation, or (ii) their pro rata share of the total value of our assets and funds to be distributed, assuming the Convertible A preferred stock is converted to common stock.

As of June 10, 2005 there were 12,500 shares of Series B Convertible stock outstanding. Each share of Series B Stock shall be converted into a number of shares of Common Stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10.  The Series B Stock shall have voting rights and voting will be on an as converted basis, with class votes for the election of directors, any transaction in which control of the Company is transferred in which the per share price consideration received by Purchaser is less than three (3) times the Purchase Price, the sale of the Company of all or substantially all of its assets, liquidation or winding up of the Company and any amendment to the Company’s By-Laws or Articles of Incorporation in a manner adverse to Series B Stock. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, Series B Stock shall have preferential rights to the Company’s common stock (the “Common Stock”) whereby Series B Stock shall get two times (2x) return on its capital.  Once Series B Stock has recouped its two times (2x) return on capital then Series B Stock shall participate, on a pro rata basis, based on the number of shares of the Company’s common stock (the “Common Stock”) into which the Series B Stock are convertible at the time of the liquidation, distribution of assets, dissolution or winding-up.

Our board of directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of, and number of shares to be included in, each such series. Our board of directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our board of directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Probe Manufacturing, Inc. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

The legality of our shares of common stock being offered hereby is being passed upon by Catherine Basinger, Esq.  Ms. Basinger will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer or employee of our company.  Nor does Ms. Basinger have any contingent based agreement with us or any other interest in or connection to us.

The financial statements included in this prospectus have been audited by our independent auditors Jaspers & Hall, P.C., and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  Jaspers & Hall, P.C. has no direct or indirect interest in us, nor were they a promoter or underwriter.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Indemnification of Directors and Officers

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and  specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

We incorporated in the State of California on July 7, 1995 as Probe Manufacturing Industries, Inc. On April 21, 2005 we reincorporated from California to Nevada whereby we changed our name to Probe Manufacturing, Inc. From our formation until present we have been a provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the Industrial, Automotive, Semiconductor, Medical, Communication, and Military segments.  Our strategy is to provide customers with Integrated, collaborative end-to-end Engineering, Supply-Chain management and Manufacturing services.  We take responsibility for engineering, supply chain management, new product introduction, manufacturing, and logistics management, with the goal of delivering a complete packaged product. Once a complete packaged product is delivered, we also provide after-sale services such as repair and warranty services.

Substantially all of our manufacturing services are provided on a turnkey basis, whereby we purchase customer-specified components from our suppliers, assemble the components on printed circuit boards and  perform post-production testing upon customers request.  However, we can assume supply chain responsibility at any time during the product life cycle.   We offer our customers flexible, "just-in-time" delivery programs allowing product shipments to be closely coordinated with our customers' inventory requirements. Additionally, we complete the assembly of our customers' products at our facilities by integrating printed circuit board assemblies into other elements of our customers' products upon customers request.

Our marketing strategy is to convince potential customers to engage us as an collaborative engineering, supply chain management, and manufacturing partner, rather than to simply change EMS Provider.  To do this, we perform a full process audit on prospective customer’s operations to ensure our objectives are aligned and make recommendations for integration of our processes to their technology, quality and delivery process to achieve the highest positive outcome and the lowest total cost.  This process has been an extremely effective way to demonstrate the ways we can improve the targeted customer’s business performance.

Our end-to-end services enable us to manage our customers’ products throughout their life cycles. These services include:

•

Collaborative product design and engineering, including initial product design and development and new product introduction;

•

Low to medium volume manufacturing of Printed Circuit Board Assembly;

•

Box Build, final system assembly and test;

•

Direct order fulfillment and logistics services; and

•

After-sale product service and support.

INDUSTRY BACKGROUND

EMS companies are the principal beneficiaries of the increased use of outsourced manufacturing services by the electronics and other industries. Outsourced manufacturing refers to OEMs’ use of EMS companies, rather than internal manufacturing capabilities, to manufacture their products. Historically, EMS companies only manufactured components or sub assemblies. As the EMS industry has evolved, OEMs have increased their reliance on EMS companies for additional, more complex manufacturing services, including collaborative product design services, supply chain management and full box manufacturing. Some EMS companies now often participate in designing, manufacturing and testing of complete systems and manage the entire supply chains of their OEM customers. Industry leading EMS companies offer end-to-end services, including product design and engineering, volume manufacturing, final system assembly and testing, direct order fulfillment, after-sale product service and support and global supply chain management.  Increased outsourced manufacturing by OEMs is expected to continue because it allows OEMs to:

• Reduce Operating Costs and Capital Investment. In the current economic environment, OEMs are under significant pressure to reduce manufacturing costs and capital expenditures. EMS companies can provide OEMs with flexible, cost-efficient manufacturing services. In addition, as OEM products have become more technologically advanced, the manufacturing and system test processes have become increasingly automated and complex, requiring significant capital investments. EMS companies enable OEMs to access technologically advanced manufacturing and test equipment and facilities, without additional capital expenditures.

• Focus on Core Competencies. The electronics industry is highly competitive and subject to rapid technological change. As a result, OEMs increasingly are focusing their resources on activities and technologies in which they expect to add the greatest value. By offering comprehensive manufacturing services and supply chain management, EMS companies enable OEMs to focus on their core competencies, including next generation product design and development as well as marketing and sales.

• Access Leading Design and Engineering Capabilities. The design and engineering of electronics products has become more complex and sophisticated and in an effort to become more competitive, OEMs are increasingly relying on EMS companies to provide product design and engineering support services. EMS companies’ design and engineering services can provide OEMs with improvements in the performance, cost and time required to bring products to market. EMS companies are providing more sophisticated design and engineering services to OEMs, including the design and engineering of complete products following an OEM’s development of a product concept.

• Improve Supply Chain Management and Purchasing Power. OEMs face challenges in planning, procuring and managing their inventories efficiently due to fluctuations in customer demand, product design changes, short product life cycles and component price fluctuations. EMS companies employ sophisticated production management systems to manage their procurement and manufacturing processes in an efficient and cost-effective manner so that, where possible, components arrive on a just-in-time, as-and-when needed basis. EMS companies are significant purchasers of electronic components and other raw materials, and can capitalize on the economies of scale associated with their relationships with suppliers to negotiate price discounts, obtain components and other raw materials that are in short supply, and return excess components. EMS companies’ expertise in supply chain management and their relationships with suppliers across the supply chain enable them to help OEMs reduce their cost of goods sold and inventory exposure.

• Access Global Manufacturing Services. OEMs seek to reduce their manufacturing costs by having EMS companies manufacture their products in the lowest cost locations that are appropriate for their products and end customers. OEMs also are increasingly requiring particular products to be manufactured simultaneously in multiple locations, often near end users, to bring products to market more quickly, reduce shipping and logistics costs and meet local product content requirements. Global EMS companies are able to satisfy these requirements by capitalizing on their geographically dispersed manufacturing facilities, including those in lower cost regions.

• Accelerate Time to Market. OEMs face increasingly short product life cycles due to increased competition and rapid technological changes. As a result, OEMs need to reduce the time required to bring their products to market. OEMs can bring a product to market faster by using EMS companies’ expertise in new product introduction, including manufacturing design, engineering support and prototype production. OEMs can more quickly achieve volume production of their products by capitalizing on EMS companies’ manufacturing expertise and global presence and infrastructure.

OUR PRODUCTS AND SERVICES

Services We Provide

Engineering.  Our approach is to coordinate and integrate our design, prototype and other engineering capabilities. Through this approach, we provide a broad range of engineering services and, in some cases, dedicated production lines for prototypes. These services strengthen our relationships with manufacturing customers and attract new customers requiring specialized engineering services.

To assist customers with initial design, we offer computer assisted engineering, computer assisted design, engineering for manufacturability, circuit board layout and test development. We also coordinate industrial design and tooling for product manufacturing. After product design, we offer quick-turn prototyping, which means a rapid process of prototyping. During this process, we assist with the transition to production. By participating in product design and prototype development, we can reduce manufacturing costs and accelerate the cycle from product introduction to production.

Supply Chain Management.  Supply chain management consists of the planning, purchasing, expediting and warehousing of components and materials. Our inventory management and volume procurement capabilities contribute to cost reductions and reduce total cycle time.

Assembly and Manufacturing.  Our manufacturing operations include printed circuit board assembly, subsystem assembly, box build and systems integration, the process of integrating sub-systems and downloading software before producing a fully configured product. We purchase the printed circuit boards used in our assembly operations from third parties. We employ various inventory management techniques, such as just-in-time, ship-to-stock and auto-replenish, which are programs designed to ensure timely, convenient and efficient delivery of assembled products to our customers. As OEMs seek to provide greater functionality in smaller products, they increasingly require more sophisticated manufacturing technologies and processes. Our investment in advanced manufacturing equipment and our experience in innovative packaging and interconnect technologies enable us to offer a variety of advanced manufacturing solutions.

Testing.  We offer computer-aided, in-circuit testing of assembled printed circuit boards, which contributes significantly to our ability to deliver high-quality products on a consistent basis. We work with our customers to develop product-specific test strategies. Our test capabilities include manufacturing defect analysis, in-circuit tests to test the circuitry of the board and functional tests to confirm that the board or assembly operates in accordance with its final design and manufacturing specifications. We either custom design test equipment and software ourselves or use test equipment and software provided by our customers. In addition, we provide environmental stress tests of assemblies of boards or systems.

Final System Assembly and Test.  We provide final system assembly and test in which assemblies and modules are combined to form complete, finished products. We integrate printed circuit board assemblies manufactured by us with enclosures, electronic and mechanical sub-assemblies, cables and memory modules. We assemble systems to a specific customer order and we also build to standard configurations. The complex, finished products that we produce typically require extensive test protocols. Our test services include in-circuit testing, functional and environmental tests. We also test products for conformity to applicable industry, product integrity and regulatory standards. Our test engineering expertise enables us to design functional test processes that assess critical performance elements, including hardware, software and reliability. By incorporating rigorous test processes into the manufacturing process, we can help to assure customers that their products will function as designed. We provide direct order fulfillment services shipping completed systems directly to the end consumer.

Distribution.  We offer our customers flexible, just-in-time delivery programs allowing product shipments to be closely coordinated with customers' inventory requirements. We have the ability to ship products directly into customers' distribution channels or directly to the end-user. We believe that this service can provide our customers with a more comprehensive solution and enable them to be more responsive to market demands.

Direct Order Fulfillment.  We provide direct order fulfillment for certain of our OEM customers. Direct order fulfillment involves receiving customer orders, configuring products to quickly fill the orders and delivering the products either to the OEM, a distribution channel or directly to the end customer. We manage our direct order fulfillment processes using a core set of common systems and processes that receive order information from the customer and provide comprehensive supply chain management, including procurement and production planning. These systems and processes enable us to process orders for multiple system configurations, and varying production quantities, including single units. Our direct order fulfillment services include build-to-order (BTO) and configure-to-order (CTO) capabilities. BTO involves building a system having the particular configuration ordered by the OEM customer. CTO involves configuring systems to an end customer's order. The end customer typically places this order by choosing from a variety of possible system configurations and options. We are capable of meeting a 48 to 72 hour turn-around-time for BTO and CTO by using advanced manufacturing processes. We support our direct order fulfillment services with logistics that include delivery of parts and assemblies to the final assembly site, distribution and shipment of finished systems, and processing of customer returns.

STRATEGIC RELATIONSHIPS AND ALLIANCES

Customers

Probe’s customer partnership philosophy has resulted in a high quality list of loyal customers including some of the leading OEM’s in Southern California.

Probe’s current list of customers by their industry and what we help them produce is a follows:

Aerospace	Designs, manufactures and supports high-quality, innovative solutions for use in the commercial, military or general aviation aerospace markets.
Consumer	Leading manufacturer of digital audio conversion systems for studio professionals and home recording enthusiasts.
Industrial	Provides automated fluid dispensing systems.
Medical	Our customer provides integrated, high-value products and services for genomics, proteomics, drug discovery & development, oncology, and immune function.
Military	Specializes in the design, manufacture and installation of target scoring systems for the military and government services around the world.
Semiconductor	World leader in the design and production of high performance gas and liquid delivery process modules and critical instruments that are integral to semiconductor manufacturing.
Semiconductor	Evaluation Moules.
Industrial	Automated, Point-of-Use dispensing technology.
Industrial	Manufactures a full range of mechanized welding equipment for all arc and other high energy processes.
Military

Designs, manufactures and supports state-of-the-art military defense electronics products and systems serving a variety of operational mission and laboratory test, simulation and training applications.

Medical	Provides portable ultrasound and electro-stimulation therapy equipment.
Semiconductor	semiconductor company focused on enabling multi-element smart antennas (including MIMO) with RFICs.
Industrial/ Instrumentation	Technology leader in lasers and the technology leader in precision photonics instrumentation, motion control, wafer handling and assembly automation.
Computers	Full Range of printer solutions for OEM and POS applications.
Automotive	Products & Services for Hydrogen, Natural Gas & Propane Applications.
Instrumentation	Providing Flow Instrumentation.
Industrial	Lighted pushbutton switches and ruggedized keyboards and keypads for both military and commercial applications.
Instrumentation	Standard and custom instrumentation for dynamic measurements.

SALES AND MARKETING

Organization

Sales and marketing efforts are divided into segments as follows:

•

Industrial products

•

 Military products

•

Automotive products

•

Communication products

•

Medical products

•

Semiconductor products

Our divisional and executive management teams are an integral part of our sales and marketing teams. We generally enter into supply arrangements with our customers. These arrangements, similar to purchase orders, generally govern the conduct of business between our customer and ourselves relating to, among other things, the manufacture of products which in many cases were previously produced by the customer itself. Such arrangements generally identify the specific products to be manufactured, quality and production requirements, product pricing and materials management. There can be no assurance that at any time these arrangements will remain in effect or be renewed.

Our key customer accounts are managed by a dedicated customer focused team, including a program manager directly responsible for account management. The program manager coordinates activities across divisions to effectively satisfy customer requirements and have direct access to our executive management to quickly address customer concerns. In addition, our executive management, including our chief executive officer and chief operating officer are heavily involved in customer relations and devote significant attention to broadening existing, and developing new, customer relationships.

Sales Approach

Our selling strategy is to convince potential customers to engage Probe as an engineering and supply chain partner, rather than to simply change EMS suppliers.  To do this, we perform a full process audit on prospective customer’s operations and make recommendations for technology, quality, delivery and cost improvements.  This process has been extremely effective way to demonstrate the ways we can improve the targeted customer’s performance.

In each business segment, there is a dedicated program manager responsible for the maintenance of existing accounts and for development of new accounts.  The use of engineers for both sales and technical support tasks allows us to keep a technical advantage over its competition and to spot opportunities for improvement in the field.

SUPPLIERS

We currently procure our materials from a limited number of distributors, thus if a shortage of various components were to occur we would be forced to seek other distributors and our cost of goods could impact our revenues.  Our main suppliers of materials include:

Arrow Electronics, Inc. is one of the world's largest distributors of electronic components and computer products and a leading provider of services to the electronics industry, with 2004 sales of $10.7 billion. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and 175,000 original equipment manufacturers, contract manufacturers, and value-added resellers through more than 200 sales facilities and 23 distribution centers in 40 countries and territories.

Future Electronics is the world’s largest distributor specializing in passive, interconnect, and electromechanical components used in commercial and military applications, and they hold the top market share for most of our product lines.  Headquartered in Fort Worth, Texas, TTI has 47 locations around the globe: 33 in North America, 11 in Europe and, most recently, 3 in Asia. From these facilities, they provide local service to customers around the world.

COMPETITION

The electronic manufacturing services industry is large and diverse, and is serviced by many companies, including several that have achieved significant market share.  competitive and includes hundreds of companies, several of which have achieved substantial market share. We compete with numerous domestic and foreign EMS firms, including Benchmark Electronics, Inc.; Celestica Inc; Flextronics International Ltd.; Jabil Circuit, Inc.; Pemstar, Inc.; Plexus Corp.; Sanmina-SCI Corporation; CTS Electronics; Solectron Corporation; SMS Technologies, Inc.; Express Manufacturing, Inc. and othersBecause of our market’s size and diversity, we do not typically compete for contracts with a discreet group of competitors.  We compete with different companies depending on the type of service or geographic area.  Certain of our competitors may have greater manufacturing, financial, research and development and marketing resources.  We also face competition from current and prospective customers that evaluate our capabilities against the merits of manufacturing products internally.

COMPETITIVE POSITIONING

We believe our primary competitive advantages are our design, manufacturing, testing and supply chain management capabilities. We offer our customers flexible manufacturing solutions through out the life cycle of their products. These solutions provide accelerated time-to-market, time-to-volume production, and reduced production costs. As a result of working closely with our customers and responding promptly to their needs, we have become an integral part of their operations. In addition, our workforce is led by a management team that founded the Company and has an average of 22 years of industry experience.

PERSONNEL AND OPERATIONS SUMMARY

Facilities

Probe currently has one manufacturing facility that is located in Costa Mesa, California.  The facility is 35,000 square feet and approximately 28,000 square feet are dedicated to the manufacturing operations and approximately 6,000 square feet are dedicated to the sales and marketing and manufacturing support, and administration operations.  We lease our 35,000 sq/ft facility for $19,790.40 from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   We believe the rental rate to be at or below market rate for similar properties in our area. Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

Personnel

We presently employ approximately 75 employees, including production team, program management team, material management team, engineering, sales team and quality staff and administrative and management personnel.  We have never experienced work stoppages, and is not a party to any collective bargaining agreement.  See Management

REGULATORY RESTRICTIONS ON OUR BUSINESS

Our operations, and the operations of businesses that we may acquire, are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. In addition, our past, current and future operations, and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Cautionary Statement Concerning Forward-Looking Statements

This Prospectus contains forward-looking statements, including, without limitation, statements concerning possible or assumed future results of operations and those preceded by, followed by or that include the words "believes," "could," "expects," "intends" "anticipates," or similar expressions. Our actual results could differ materially from these anticipated in the forward-looking statements for many reasons including the risks described in the Risk Factor section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Overview

For the year ended December 31, 2004, we incurred a net loss of ( $918,000.00) Thousand compared to net losses of ($1,200,000.00) in 2003 and ($1,500,000.00) in 2002. From 2001 to 2002, we experienced a severe contraction in our business where annual net sales declined from $17.9 million in 2001 to $6.8 million in  2002.  Our net sales stabilized and stayed flat from 2002 through 2004.  However, we responded to the economic downturn by streamlining our processes and down sizing our operations from 225 employees in 2001 to 65 employees in 2004. The down sizing combined with other restructuring and cost containment initiatives resulted in a lower cost structure from 2002 through 2004. In the 4th quarter 2004 we realized one time inventory revaluation adjustment of ($155,000.00).  We also realized one time warranty cost adjustment of ($50,000.00).

In 2004, we experienced a strong net sale in 1st quarter due to increased sales from a major customer, one of our customers.  In the 1st quarter 2004, the major customer accounted for 60% of our net sales at $1,400,000.00.  In the second quarter, net sales from a major customer dropped by about $800,000.00 which explains the decreased net sales for 2nd quarter 2004.  In the 3rd and 4th quarter 2004 net sales to the major customer dropped by another $500,000.00 which explains the additional reduction in our net sales for the third and the 4th quarter of 2004.  Since 3rd and 4th quarter 2004 we started a sales campaign to add new customers.  Consequently, we have added some new customers and our net sales have grown by 33% in 1st quarter of 2005 compared to 4th quarter of 2004.  We continue to evaluate sales forecasts in relation to our operations; we are anticipating additional growth in the 2nd, 3rd and 4th quarters of 2005.  The anticipated growth is due to existing customer’s forecast and new sales activity pipeline.   While we are constantly adjusting our operations to new sales forecast, we are anticipating profitability as our net sales grow to meet our fixed expenses.

Information About Our Business

Probe delivers complete manufacturing services and solutions to support the entire life cycle of complex products in the industrial, automotive, semiconductor, medical, communication, and military segments of the electronic manufacturing Industry. Our manufacturing services include printed circuit board assembly, engineering services, Supply-chain management services, quick-turn manufacturing services and full systems integration, testing, and after-market repair and warranty services. We believe our success in the market place is a direct result of our ability to provide unique solutions tailored to match each of our customer’s specific requirements, while meeting the highest quality standards in the industry.

We are engaged in the Electronics Manufacturing Services or EMS industry. Accordingly, our largest single expenditure is for the purchase of electronic components. Our expertise in electronics manufacturing techniques is critical to our ability to provide competitive and quality services. However, in order to fully comprehend our business, it is also important to understand that our customers are engaged in semiconductor capital equipment, aerospace and defense, medical products, and many other industries. While our ability to compete with other companies in the EMS industry is important to our long-term success, short-term fluctuations in the demand for our manufacturing services are primarily affected by the economic conditions in the market sectors served by our customers. Since 2002, we have diversified our customer base to reduce the impact of fluctuation in demand in any given sector. However, 75% of our revenue comes from 3 major customers in 2 different industries.  Our quarterly net sales can be extremely volatile when these sectors are experiencing either rapid growth or contraction.

As an EMS company, our customers are original equipment manufacturers, or OEMs, that have designed their own products. Our customers request proposals that include key terms such as quality, delivery, and material and labor cost which is the price to purchase the materials and perform the manufacturing services to make one or more components or assemblies. Generally, the component or assembly that we manufacture is delivered to the customer where it is then integrated into their final product. We price new business with our customers by obtaining raw material quotes from our suppliers and then estimating the amount of labor and overhead that will be required to make the products.

Before we begin a customer relationship, we typically enter into arrangements that are intended to protect us in case a customer cancels an order after we purchase the raw materials to fill that order. In these circumstances, the customer is generally required to purchase the materials or reimburse us if we incur a loss from liquidating the raw materials.

The electronics manufacturing services industry is extremely dynamic and our customers make frequent changes to their orders. The magnitude and frequency of these changes make it difficult to predict revenues beyond the next quarter, and even relatively short-term forecasts may prove inaccurate depending on changes in economic, political, and military factors, as well as unexpected customer requests to delay shipments near the end of our fiscal quarters. These changes in customer orders also cause substantial difficulties in managing inventories, which often leads to excess inventories and the need to recognize losses on inventories. However, from time to time, we may also have difficulties obtaining certain electronic components that are in short supply. In addition, our inventories consist of over 21,000 different parts and some of these parts have limited alternative uses or markets beyond the products that we manufacture for our customers. When we liquidate excess materials through an inventory broker or auction, we often realize less than the original cost of the materials, and in some cases we determine that there is no market for the excess materials.

The most common reasons we incur losses related to inventories are due to purchasing more materials than are necessary to meet a customer’s requirements or failing to act promptly to minimize losses once the customer communicates a cancellation. Occasionally it is not clear what action caused an inventory loss and there is a shared responsibility whereby our customers agree to negotiate a settlement with us. Accordingly, management continually evaluates inventory on-hand, forecasted demand, contractual protections, and net realizable values in order to determine whether an adjustment to the carrying amount of inventory is necessary. When the relationship with a customer terminates, we tend to be more vulnerable to inventory losses because the customer may be reluctant to accept responsibility for the remaining inventory if a product is at the end of its life cycle. We can also incur inventory losses if a customer becomes insolvent and the materials do not have alternative uses or markets into which we can sell them.

The Company

Probe Manufacturing Industries was incorporated on July 7, 1995. On April 21, 2005 we reincorporated from California to Nevada whereby we changed our name to Probe Manufacturing, Inc. We are a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation segments. This would include globally integrated end to end manufacturing solutions ranging from engineering designs, cable assembly, enclosures, complete system integration, printed circuit board assembly and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of ($918,590.00) for the year ended December 31, 2004 and has a working capital deficit of approximately ($564,310.00) at December 31, 2004. The ability of the Company to operate a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking the following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credit with an agreement more attractive terms and expand borrowing capacity.

The future success of the Company is likely dependent on its ability to attain additional capital to develop its products and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. As of December 31, 2004, the Company had zero amounts in excess of the FDIC insured limits. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectability of accounts receivable.

Accounts Receivable

The Company grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2004, the Company has a reserve of $97,569.

Six (6) customers accounted for approximately 88% of accounts receivable at December 31, 2004 and 92% of the net sales for the year ended December 31, 2004. The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to twenty years, and are as follows:

Furniture and Fixtures	3 to 7 years
Equipment	7 to 10 years
Vehicles	5 years
Leasehold improvements	20 years

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At December 31, 2004, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue from products and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Federal Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.  During the year ended December 31, 2004, the Company changed from a “S” corporation to a “C” corporation.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit board assemblies.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.  Stock amounts of $5,500 were valued for services during the year ended December 31, 2004.

Inventory

Inventories at December 31, 2004 by major classification were comprised of the following:

Parts	$885,369
Work in progress	143,662
Finished goods	11,078
Total	1,040,109
Less reserve for potentially excess or obsolete inventories	(347,294)
Inventory- net	$629,815

Property And Equipment

Property and equipment were comprised of the following at December 31, 2004:

Furniture and Fixtures	$ 253,512
Equipment	2,944,742
Vehicles	44,708
Leasehold improvements	3,406,116
Total	3,406,116
Less accumulated depreciation and amortization	(2,272,886)
Total	$678,230

Line Of Credit

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bared interest at prime (4.25% plus 10.5% per annum) are secured by substantially all of the Company’s assets and are personally guaranteed by the two founders Kambiz Mahdi and Reza Zarif.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were 1) Monthly payments of $5,000 interest at the rate of 4% plus the prime rate by the agent, 2) Secured by Accounts Receivable, and 3)with a discount of $200,000 for timely payment of the first $300,000.  In December 2004 the note was restructured and discounted by $200,000. An amortizing Line of Credit which allows them to borrow a maximum of $140,000 based on 80% of Accounts Receivables, with monthly payments of  $5,000.00  plus interest at the rate of 4% plus the prime lending rate.  As of December 31, 2004, the Company had borrowed $140,063.

Capital Lease Obligations

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at December 31, 2004 are as follows:

2005	$ 133,845
2006	121,962
2007	870,859
2008	5,500
Total minimum lease payments	1,132,166
Less amount representing interest	(83,863)
Present value of net minimum lease payments	1,048,303
Less current portion	(133,845)
Long-term portion	$ 914,458

Table of Contents

    The following is an analysis of the equipment under capital leases as of December 31, 2004,
  Estimates
  Property and Equipment
  Revenue Recognition
    Fair Value of Financial Instruments
      Federal Income Taxes
    NOTE 6 - CAPITAL LEASE OBLIGATIONS
    NOTE 7 – NOTES PAYABLE
    Operating Rental Leases
    The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.40.   The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.   For the year ended December 31, 2004, building rent expense was $242,244.
    NOTE 10 – RETIREMENT PLAN
    Redomicile Of Corporation
    Related Party Debt

The following is an analysis of the equipment under capital leases as of December 31, 2004,

Which is included in property and equipment:

Equipment	$1,797,958
Less accumulated depreciation	(1,448,230)
Net	$349,728

Commitments And Contingencies

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.40.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.  For the year ended December 31, 2004, building rent expense was $242,244.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005	$237,484.80
2006	$237,484.80
2007	$237,484.80
2008	$237,484.80
2009	$237,484.80
Remaining	2,948,769.60
$4,136,193.60

Litigation

As of June 10, 2005 we have the following legal proceedings and legal settlements:

1.     Cadence has a judgment against us for $98,000.  The judgment was due to lack of payment by Probe to Cadence after Probe purchased the license to use their Alegro software program.  Due to economic conditions after September 11th the market for the use of this product disappeared and Probe was not able to resale the services.  Consequently, Probe was not able to generate any revenues from reselling of the software and could not pay Cadence.  On August 9th 2004 we have entered into a payment agreement with Cadence in which we pay them $2,500 a month until such time the debt is paid off and the balance currently due to Cadence under the agreement is $58,500 as of June 10, 2005.

2. IFC had a judgment against us for $144,403.00.  The judgment resulted from our failure to pay IFC under the purchase agreement for a piece of X-Ray equipment. In September 2004 we entered into a settlement agreement whereby we have agreed to pay IFC $15,000 as an initial payment and $5,000 per month until settlement amount of $70,000.00 is paid in full.  The balance due as of June 10, 2005 is $15,000.00.

3. Canon Financial has a judgment against us for $15,000.00.  The judgment was entered because Probe did not pay the lease payments due on a copy machine which was not properly maintained by Canon and was not functional most of the time.  We have agreed to pay Canon $1000.00 per month until fully paid.  Our balance as of June 10, 2005 is $8,000.00.

4. Pro-Source has filed a civil case against us for $35,000 for breach of contract.  The claimed breach of contract is a result of our refusal to pay for their services they claimed rendered in 2003 and 2004.  We’re currently negotiating a settlement, however, if we are unable to negotiate a settlement we believe we will be successful on the merits of the case because of Pro-Source failure to provide the agreed to services.

5. We currently owe the Internal Revenue Service $140,000.00 for past tax liabilities which we are not currently able to pay in full.  We have negotiated a settlement with IRS and have entered into a payment plan with them in which we pay the IRS $2,500 per month.

While we are currently able to service any and all payment obligations to the creditors, if we are unable in the future to service any payments, anyone of the creditors may instigate foreclosure proceedings against us.  If we are unable to satisfy our obligations, we could be forced into bankruptcy.

We believe that there are no other claims or litigation pending, the outcome of which could have a material adverse effect on our financial condition or operating results.  However, if litigation should arise and the Company was to receive an unfavorable ruling, there is a possibility that it would have a material adverse impact on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

 Notes Payable

Note payable, secured by deed of trust, 14%interest, due in January 2005 to wife of shareholder of the Company	$50,000
Note payable, 12% interest, due in January 2005 to Efund Capital	25,000
Note payable, secured by deed of trust, 12% interest, due on September 2005 to Ashford Capital Transition Fund	456,000
Total notes payable	$531,000

Accrued interest on related party notes payable, included in accrued expenses as of December 31, 2004, was $5,000.

Retirement Plan

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate.  Employees can contribute up to 15 percent of their earning, up to allowable IRS limits, each year.  Employer contributions to the Plan are at the discretion of the Company and vest over a six-year period.  During the year ended December 31, 2004, the Company did not make any contributions to the Plan.

Capital Stock Transactions

During the year ended December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

1. An amendment to the Articles of Incorporation of the Company increasing the number of authorized common shares to 100,000,000 and designating no par value per share.

2. An amendment to the Articles of Incorporation of the Company authorizing 440 shares of Preferred A stock and designating no par value.

3. An amendment to the Articles of Incorporation of the Company authorizing 20,000 share of Preferred B stock and designating no par value per share.

From June 16, 2004 to March 31, 2005 the Company sold 234,587 common stock units pursuant to a Private Placement Memorandum at $8.00 per unit to 53 individuals generating net proceeds of $1,876,700.00.  Each Unit entitled the holder to purchase ten (10) shares of common stock.  In addition, each unit entitled the holder to purchase a total of 10 shares of Probe Common Stock through the exercise of Warrants as follows: Class A Warrants, 5 shares at a price of $2.00 per share for a period of 12 months from November 16, 2004, which shall be November 15, 2005; and, Class B Warrants, 5 shares at a price of $3.00 per share for a period of 18 months from November 16, 2004, which shall be May 15, 2006.

The sales set forth above were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended ("Act"), by the fact that:

•

the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

•

the Company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•

at a reasonable time prior to the sale of securities, the Company advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

•

neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

•

the Company exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital partners, 2,000,000 shares of common stock (of which 1,750,000 shares were cancelled  and returned to the company) and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of our Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.00. Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 450,000 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Reza Zarif 450,000 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Anthony Reed 6,875 shares of common stock pursuant to a Consulting Agreement.

In December of 2004 we issued Russell Miller 100,000 shares of common stock pursuant to an employee stock grant.

In April 21, 2005 we re-domiciled in the State of Nevada whereby our authorized capital structure is as follows:

1.

200,000,000 shares of Common Stock par value $.001.

2.

440 shares of Series A Convertible Preferred Stock, no par value.

3.

20,000 shares of Series B Convertible Preferred Stock, no par value.

New Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150”).  The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN No. 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  FIN No. 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003.  Companies are required to apply FIN No. 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003.  For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005.  For any Vies that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.  If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE.  The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No 123(R)(revised 2004), Share-Based Payment” which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after June 15, 2005.  The new standard will require entities to expense employee stock options and other share-based payments.  The new standard may be adopted in one of three ways – the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method.  The Company is evaluation how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In November 2004, the FASB issued SFAS No 151, Inventory Costs, an amendment of ARB No. 43, Chapter.  This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage).  Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “ ~~.~~  under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.”  SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued.  The adoption of SFGAS No. 151 is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2004, the FASB issued SFAS No.153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29.  The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged.  The guidance in that Opinion, however, included certain exceptions to that principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

Overview of Statement of Operations

Net sales are recognized when title is transferred to our customers, which generally occurs upon shipment from our facilities. Net sales from design, engineering and other services are generally recognized as the services are performed. Our sales are recorded net of customer discounts and credits taken or expected to be taken.

Cost of goods sold includes materials, labor, and overhead expenses incurred in the manufacture of our products. Cost of goods sold also includes charges and credits related to manufacturing operations for lease exit costs, impairment of long-lived assets, and obsolete and slow moving inventories. Many factors affect our gross profit, including capacity utilization, product mix, and production volume.

Selling, general, and administrative expenses primarily include the salaries for executive, finance, accounting, IT personnel, program management and human resources personnel; salaries and commissions paid to our internal sales force and external sales representatives and marketing costs; insurance expenses; depreciation expense related to assets not used in manufacturing activities; bad debt charges and recoveries; professional fees for auditing and legal assistance; and general corporate expenses.

Impairment of long-lived assets reflects charges related to property, equipment and intangible assets not used in manufacturing activities; impairment of manufacturing assets is included in cost of goods sold.

Interest expense relates to our credit facilities and other debt obligations. Interest expense also includes the amortization of debt issuance costs.

Results of Operations

Our results of operations are affected by several factors, primarily the level and timing of customer orders (especially orders from our major customers). The level and timing of orders placed by a customer vary due to the customer’s attempts to balance its inventory, changes in the customer’s manufacturing strategy, and variation in demand for its products due to, among other things, product life cycles, competitive conditions, and general economic conditions. In the past, changes in orders from customers have had a significant effect on our quarterly results of operations. Year Ended December 31, 2003 Compared to Year Ended December 31, 2004

Net Sales. Net sales decreased from $6,400,000.00 for the year ended 2003 to $6,200,000.00 for the year ended December 31, 2004. The decrease in 2004 net sales was primarily attributable to a decrease in sales for customers in the telecommunications industry which was $2,000,000 in 2003 and $562,000 2004.   Although we experienced  this significant decrease in net sales from our telecommunication customers we experienced in net from the semiconductor and industrial sectors which increased from 3,300,000 in 2003 to 5,175,000 in 2004..

Gross Profit (Loss). Our gross profit decreased by $154,000.00 from 1,370,000.00  for 2003 to 1,220,000 for 2004. Similarly, gross profit as a percentage of net sales decreased from 21.2% for 2003 19.7% for 2004. The decrease in gross profit for 2004 is primarily attributable to the decrease in net sales while fixed manufacturing costs remained relatively unchanged.

In 2004, the company incurred a net loss of ($918,000) an improvement of $322,000 over the 2003 loss of ($1,240,000.00).  This was primarily due to a gain on restructuring of certain notes payable and capital leases, totaling 275 thousand.   Also certain pieces of manufacturing equipment are nearing the end there useful lives, resulting in a decrease in depreciation expense of $58,000.00 from 2003 of $299,000 to 2004 of $241,000

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses (“SG & A”) decreased $112,000.00 or 5.4%, from $2,078,000.00 for 2003 to $1,965,000 for 2004. The decrease was a direct result of a decrease in net sales.

Interest Expense. Interest expense decreased by approximately $95,000.00 primarily due to the pay-down of outstanding debt.

Contractual Obligations. The following table summarizes our contractual obligations as of December 31, 2004:

1.  Cadence has a judgment against us for $98,000.  The judgment was due to lack of payment by Probe to Cadence after Probe purchased the license to use their Alegro software program.  Due to economic conditions after September 11th the market for the use of this product disappeared and Probe was not able to resale the services.  Consequently, Probe was not able to generate any revenues from reselling of the software and could not pay Cadence.  On August 9th 2004 we have entered into a payment agreement with the Cadence in which we pay them $2,500 a month until such time the debt is paid off and the balance currently due as of 5-25-2005 $58,500.00.

2. IFC has a judgment against us for $144,403.00.  The judgment resulted from our failure to pay IFC under the purchase agreement for a piece of X-Ray equipment. In September 2004 we entered into a settlement agreement whereby we have agreed to pay IFC $15,000 as an initial payment and $5,000 per month until settlement amount of $70,000.00 is paid in full.  The balance due as of 5-25-2005 is $15,000.00.

3. Canon Financial has a judgment against us for $15,000.00.  The judgment was entered because Probe did not pay the lease payments due on a copy machine which was not properly maintained by Canon and was not functional most of the time.  We have agreed to pay Canon $1,000.00 per month until fully paid.  Our balance as of 5-25-05 is $8,000.00.

4. Pro-Source has filed a civil case against us for $35,000 for breach of contract.  The claimed breach of contract is a result of our refusal to pay for their services they claimed rendered in 2003 and 2004.  We're currently negotiating a settlement, however, if we are unable to negotiate a settlement we believe we will be successful on the merits of the case because of Pro-Sources failure to provide the agreed to services.

5. We currently owe the Internal Revenue Service $140,000.00 for past tax liabilities which we are not currently able to pay in full.  We have negotiated a settlement with IRS and have entered into a payment plan with them in which we pay IRS $2,500 per month.

6. The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bared interest at prime (4.25% plus 10.5% per annum) are secured by substantially all of the Company’s assets and are personally guaranteed by the two founders Kambiz Mahdi and Reza Zarif.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were 1) Monthly payments of $5,000 interest at the rate of 4% plus the prime rate by the agent, 2) Secured by Accounts Receivable, and 3)with a discount of $200,000 for timely payment of the first $300,000.  In December 2004 the note was restructured and discounted by $200,000. An amortizing Line of Credit which allows them to borrow a maximum of $140,000 based on 80% of Accounts Receivables, with monthly payments of  $5,000.00  plus interest at the rate of 4% plus the prime lending rate.  As of December 31, 2004, the Company had borrowed $140,063.

7. On January 1, 2005 we entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000.00.

8. On January 1, 2005  we entered into a credit line agreement with Ashford Capital, LLC for $150,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000.

9. On March 8, 2005 we entered into a credit line agreement with Benner Exemption Trust for $200,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000. Dennis Benner is a Director of ours and controls the Benner Exemption Trust.

10. On March 22, 2005  we entered into a credit line agreement with Edward Lassiter for $100,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000.  Edward Lassiter is a shareholder of ours and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of our common stock which is 9% of the outstanding shares of common stock.

11. On January 1, 2005 we entered into a credit line agreement with Rufina V. Paniego for $75,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accured and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000.  Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

12. We lease our 35,000 sq/ft facility for $19,790.40 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Our lease obligation is until 2022.  We believe the rental rate to be at or below market rate for similar properties in our area. Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

13.  On September 29, 2004 we entered into a forbearance agreement for a capital lease for $1,014,528.00 CIT Financial, Inc. with monthly obligations of $5,000.00 for the first five months an $7,500.00.

Capital Resources. Our working capital at December 31, 2004 totaled ($564,000) compared to ($2,892,000) at December 31, 2003. This increase in working capital is attributable pay down of accounts payable by $990,000, reduction in current notes payable by $1,000,000, and a  reduction in current lease obligation of $338,000.  This was accomplished through the infusion of capital.

We currently receive capital under six different revolving lines of credit from eFund Capital Partners, LLC, Ashford Capital, LLC, Edward Lassiter, Bill Duncan, Rufina Paniego and the Benner Exemption Trust that allows us to draw up $725,000 and anticipate we will continue to be able to have access to the money through the revolving lines of credit.  As of March 25, 2005 we have drawn on $500,000 of our revolving credit lines and only $225,000 available to draw upon.

Impact of Recently Issued Accounting Standards

Share-Based Payment. In December 2004, the Financial Accounting Standards Board issued Statement No. 123R, “Share-Based Payment.” This statement is a revision to Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. Statement No. 123R establishes standards of accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. This standard generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service (usually the vesting period) in exchange for the award. The grant-date fair value of employee stock options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. This statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. Accordingly, we will adopt Statement No. 123R in the third quarter of 2005.

We intend to use the “modified-prospective” transition method when we adopt Statement No. 123R. Under the modified-prospective method, we will be required to recognize compensation cost for share-based awards to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied, as well as compensation cost for awards that were granted prior to, but not vested as of the date of adoption. Prior periods will not be restated and the pro forma disclosures will continue to be required for periods prior to the adoption date. Our board of directors is considering taking action to accelerate vesting of all options for which the current exercise price exceeds fair market value, which would eliminate any incremental future expense related to options that are currently outstanding. If the board of directors does not take this action, we believe the impact of adopting this new standard on our future results of operations would require approximately $1.1 million of incremental unvested compensation cost that will be recognized as an expense in our Consolidated Statements of Operations. Of this amount, we expect that approximately $0.5 million would be recognized in the second half of 2005 and $0.6 million after 2005. In addition to these amounts, we will also recognize additional compensation cost related to new stock options and other share-based payments that are granted in the future.

Inflation

We do not believe that inflation has had or is likely to have any significant impact on our revenues.

Subsidiaries

None.

DESCRIPTION OF PROPERTY

 Probe currently has one manufacturing facility that is located in Costa Mesa, California.  The facility is 35,000 square feet and approximately 28,000 square feet are dedicated to the manufacturing operations and approximately 6,000 square feet are dedicated to the sales and marketing and manufacturing support, and administration operations.  We lease our 35,000 sq/ft facility for $19,790.40 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Our lease obligation is until 2022.  We believe the rental rate to be at or below market rate for similar properties in our area. Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our 35,000 sq/ft facility for $19,790.40 from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   We believe the rental rate to be at or below market rate for similar properties in our area. Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

Jeffrey Conrad provides legal services for us and receives a monthly retainer of $2,500 and is one of our directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In May of 2004 the company issued 100 shares of Series A Preferred Stock to Kambiz Mahdi pursuant to a Series A Convertible Preferred Stock Agreement.

In May of 2004 the company issued 100 shares of Series A Preferred Stock to Reza Zarif pursuant to a Series A Convertible Preferred Stock Agreement.

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received there shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

On July 1, 2004, we entered into a promissory note with Rufina V. Paniego for $50,000.00.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 14% per annum.  The note is secured by deed of trust. Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of our Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.00.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a Director of ours and acquired shares in our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

On October 12, 2004, we entered into a promissory note with eFund Capital Partners, LLC for $25,000.00.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On October 12, 2004, we entered into a promissory note with eFund Capital Partners, LLC for $25,000.00.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

In December of 2004 we issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On December 31, 2004, Ashford Capital, LLC, eFund Capital Parnters, LLC each returned 750,000 shares of common stock to the company for cancellation and  Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.

On January 1, 2005, we entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000.00.

On January 1, 200 5 ~~4~~ we entered into a credit line agreement with Ashford Capital, LLC for $150,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000.

On January 1, 200 5 ~~4~~ we entered into a credit line agreement with Rufina V. Paniego for $75,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000.  Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

On March 8, 2005 we entered into a credit line agreement with Benner Exemption Trust for $200,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000. Dennis Benner is a Director of ours and controls the Benner Exemption Trust.

On March 22, 2005  we entered into a credit line agreement with Edward Lassiter for $100,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000.  Edward Lassiter is a shareholder of ours and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of our common stock which is 9% of the outstanding shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our common stock, and a public market may never develop.  While we will seed to obtain a market maker to apply for the inclusion of our common stock on the Over-the-Counter- Bulletin Board we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares.  Even if the common stock were quoted in a market, there may never be substantial activity in such market and if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in market.

SHAREHOLDERS

As of June 10, 2005, there were approximately 57 holders of record of our common stock.

DIVIDEND POLICY

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our board of directors deems relevant.

EXECUTIVE COMPENSATION

                                                                                                     Annual Compensation                               Long Term Compensation

                                                                                              ---------------------------------------  ----------------------------------------------------------

                                                                                                                                                           Awards                           Payouts

                                                                                                                                                    ------------------------------     -----------------------

                                                                                                                                                          Restricted

                                                                                                                             Other                    Stock               Securities

                                                                                                                           Annual                  Awards           Underlying           LTIP        All   Other

                 Name and Principal Position   Year (1)  Salary      ($)Bonus   ($)    Comp ($)      ($)                        Options/SARs       Payout ($)  Comp. ($)

                  _______________________________________________________________________________________________________________

                 Kambiz Mahdi, Chief               2002     $230,513.79       0                    0                       0                          0                            0           0

                 Executive                                   2003     $174,632.59      0                    0                       0                          0                            0           0

                 Officer and Director                 2004     $167,000.00       0                     0                      0                          0                             0           0

                 Reza Zarif, Chief                       2002     $230,513.79      0                    0                       0                          0                             0           0

                 Operating Officer                     2003     $174,632.59       0                    0                       0                           0                             0          0

                                                                     2004     $167,000          0                    0                       0                           0                             0           0

Currently we do not have any of our executives or officers under employments contracts. However, Kambiz Mahdi, our Chief Executive Officer and Reza Zarif, our Chief Operating Officer, have orally agreed to accept $167,000 per annum as compensation for his services. We anticipate that in fourth quarter of 2005 we will have employment agreements in place with several of our key executives and officers.

ADDITIONAL INFORMATION

We filed with  the  Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering,  of  which this prospectus is a part. This prospectus does not contain all  of  the  information  in  the  registration  statement and the exhibits and schedules  that  were  filed  with  the  registration  statement.  For  further information  we  refer  you  to  the registration statement and the exhibits and schedules  that  were  filed  with  the  registration  statement.

Statements  contained  in  this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not  necessarily  complete, and we refer you to the full text of the contract or other  document filed as an exhibit to the registration statement. A copy of the registration  statement  and the exhibits and schedules that were filed with the registration  statement  may be inspected without charge at the Public Reference Room  maintained  by the Securities and Exchange Commission at 450 Fifth Street, N.W.,  Washington, D.C. 20549, and copies of all or any part of the registration statement  may  be  obtained  from  the  Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at  1-800-SEC-0330.

The  Securities  and  Exchange  Commission  maintains  a  web site that contains reports,  proxy  and  information  statements,  and  other information regarding registrants  that  file  electronically with the SEC. The address of the site is www.sec.gov.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors

Probe Manufacturing Industries, Inc.

Costa Mesa, California

We have audited the accompanying balance sheet of Probe Manufacturing, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Probe Manufacturing Industries, Inc., as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2003, were audited by other accountants, whose report dated September 30, 2004 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern..

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jaspers + Hall, PC

Denver, Colorado

May 25, 2005

PROBE MANUFACTURING INC.

BALANCE SHEET

For Period ending December 31, 2004 and 2003

ASSETS	2004	2003

Current Assets:
Cash	$ 40,402	$ -
Accounts receivable - trade - net	501,433	1,133,554
Inventory	692,815	363,594
Prepaid expenses	60,060	-
Total Current Assets	1,294,710	1,497,148

Property and equipment - net	678,230	905,371

Deposits	10,000	14,997

TOTAL ASSETS	$ 1,982,940	$ 2,417,516

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Bank overdraft	$ 100,567	$ 151,802
Accounts payable - trade	682,564	1,673,468
Accrued expenses	270,981	924,155
Line of credit borrowings	140,063	1,169,052
Notes payable	531,000	-
Current portion of capital lease obligations	133,845	471,031
Total Current Liabilities	1,859,020	4,389,508

Long-Term Debt:
Other long-term debt	221,900	-
Capital lease obligations - net of current portion	914,458	656,844
Total Long-Term Debt	1,136,358	656,844

TOTAL LIABILITIES	2,995,378	5,046,352

Stockholders' Deficit:
Preferred A stock, $1000.00 par value; 440 shares
authorized; 440 shares issued and outstanding	440,000	-
Preferred B stock, $100.00 par value; 20,000 shares
authorized; 1,250 shares issued and outstanding	1,250,000	-
Common stock, $.001 par value; 10,000 shares
authorized; 2,613,125 shares issued and outstanding	2,613	10
Additional paid-in capital	2,034,981	1,192,596
Accumulated deficit	(4,740,032)	(3,821,442)

Total Stockholders' Deficit	(1,012,438)	(2,628,836)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,982,940	$ 2,417,516

The accompanying notes are an integral part of these financial statements.

PROBE MANUFACTURING INC.

INCOME STATEMENT

For Period ending December 31, 2004 and 2003

	2004	2003

SALES	$6,204,957	$ 6,455,728

COST OF GOODS SOLD	4,988,538	5,085,672

GROSS PROFIT	1,216,419	1,370,056

GENERAL AND ADMINISTRATIVE	1,964,325	2,078,109

NET LOSS FROM OPERATIONS	(747,906)	(708,053)

OTHER INCOME/(EXPENSES):
Other income	275,228	-
Interest expense	(445,112)	(535,908)

NET LOSS BEFORE INCOME TAXES	(917,790)	(1,243,961)

INCOME TAXES	(800)	(800)

NET LOSS	$ (918,590)	$(1,244,761)

Per Share Information:
Weighted average number
of common shares outstanding	226,785	10,000

Net Loss per common share	$ (4.05)	$ (124.48)

The accompanying notes are an integral part of these financial statements.

PROBE MANUFACTURING INC.

STATEMENT OF SHAREHOLDERS EQUITY

For Period ending December 31, 2004 and 2003

	Preferred Stock A		Preferred Stock B		Common Stock		Paid-In	to Related	Accumulated	Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Parties	(Deficit)	Totals

Balance, December 31, 2002	-	-	-	-	10,000	10	1,308,528	(130,166)	(2,576,681)	(1,398,309)

Advances to related parties	-	-	-	-	-	-	-	130,166	-	130,166
Distributions	-	-	-	-	-	-	(115,932)	-	-	(115,932)
Net loss	-	-	-	-	-	-	-	-	(1,244,761)	(1,244,761)
Balance, December 31, 2003	-	-	-	-	10,000	10	1,192,596	-	(3,821,442)	(2,628,836)

Stock issued in lieu of debt	-	-	-	-	564,000	564	563,436	-	-	564,000
Stock issued for cash	-	-	-	-	176,000	176	90,312	-	-	90,488
Common shares converted to preferred	200	200,000	-	-	-	-	(200,000)	-	-	-
Shares issued for cash	-	-	-	-	1,506,250	1,506	1,203,494	-	-	1,205,000
Shares issued for cash	-	-	-	-	250,000	250	549,750	-	-	550,000
Note converted to preferred shares	200	200,000	-	-	-	-	(200,000)	-	-	-
Shares issued for services	-	-	-	-	106,875	107	85,393	-	-	85,500
Common shares converted to preferred	-	-	900	900,000	-	-	(900,000)	-	-	-
Common shares converted to preferred	-	-	350	350,000	-	-	(350,000)	-	-	-
Shares issued for cash	40	40,000	-	-	-	-	-	-	-	40,000
Net loss	-	-	-	-	-	-	-	-	(918,590)	(918,590)
Balance, December 31, 2004	440	$ 440,000	1,250	$1,250,000	2,613,125	$ 2,613	$2,034,981	$ -	$ (4,740,032)	$ (1,012,438)

The accompanying notes are an integral part of these financial statements.

PROBE MANUFACTURING INC.

STATEMENT OF CASH FLOWS

For Period ending December 31, 2004 and 2003

	2004	2003
Cash Flows from Operating Activities:
Net Loss	$ (918,590)	$(1,244,761)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	241,086	299,691
Net bad debt recoveries	-	182,690
Debt forgiveness	(275,228)	-
Stock issued for services	85,500	-
Stock issued for debt	564,183	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	632,121	27,455
(Increase) decrease in inventory	(329,221)	(118,386)
(Increase) decrease in prepaid expenses	(60,060)	-
(Increase) decrease in deposits	4,997	23,722
(Decrease) increase in accounts payable	(990,904)	(78,931)
Other (Decrease) increase in accrued expenses	(156,046)	602,323
Net Cash Used In Operating Activities	(1,202,162)	(306,197)

Cash Flows from Investing Activities
Purchase of property and equipment	(13,945)	(63,637)
Advances from related parties	-	130,166
Cash Flows Used In Investing Activities	(13,945)	66,529

Cash Flows from Financing Activities
Bank overdraft	(51,235)	151,802
Borrowings under line of credit, net	(1,028,990)	169,083
Distributions	-	(115,932)
Prinicipal payments on capital lease obligations	(79,572)	(91,344)
Proceeds from sale of stock	1,885,306	-
Proceeds from notes payable	531,000	-
Cash Flows Provided By Financing Activities	1,256,509	113,609

Net (Decrease) Increase in Cash and Cash Equivalents	40,402	(126,059)

Cash and Cash Equivalents at Beginning of Period	-	126,059

Cash and Cash Equivalents at End of Period	$ 40,402	$ -

Supplemental Information:
Interest Paid	$ 120,975	$ 276,256
Income Taxes Paid	$ 800	$ 800

The accompanying notes are an integral part of these financial statements.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

Notes 1- GENERAL

The Company

Probe Manufacturing Industries, Inc. was incorporated on July 7, 1995. On April 21, 2005, the Company was redomiciled from California to Nevada whereby, it changed its name to Probe Manufacturing, Inc.  Probe Manufacturing , Inc. (the “Company” or “Probe”) is a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation, communication, semiconductor, automotive, medical, and military segments. This would include globally integrated end to end manufacturing solutions ranging from engineering printed circuit card assembly, cable assembly, enclosures, complete system integration and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of  $918,590 for the year ended December 31, 2004 and has a working capital deficit of approximately $564,310 at December 31, 2004. The ability of the Company to operate a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credits with an agreement more attractive terms and expand borrowing capacity.

 The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. As of December 31, 2004, the Company had zero amounts in excess of the FDIC insured limits. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectibility of accounts receivable.

Accounts Receivable

The Company grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2004, the Company has a reserve of $97,569.

Six (6) customers accounted for approximately 88% of accounts receivable at December 31, 2004 and 92% of the net sales for the year ended December 31, 2004. The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to ten years, and are as follows:

Furniture and Fixtures	3 to 7 years
Equipment	7 to 10 years
Vehicles	5 years
Leasehold improvements	20 years

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At December 31, 2004, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue from product and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Federal Income Taxes

As of January 1, 2004, the company was considered an S Corporation For Federal and State income tax purposes, consequently there was no provision for income taxes as any income or loss was taxed to the shareholders. In May 2004, the Company issued a second class of stock which caused a termination of the S Corporation election by operation of law. Losses incurred in 2004 subsequent to the date of the termination will be carried forward to offset future taxable income, if any.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit boards and electronic assemblies.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.  Stock amounts of $5,500 were valued for services during the year ended December 31, 2004.

NOTE 3 - INVENTORY

Inventories at December 31, 2004 by major classification, were comprised of the following:

Parts	$885,369
Work in progress	143,662
Finished goods	11,078
Total	1,040,109
Less reserve for potentially excess or obsolete inventories	(347,294)
Inventory- net	$629,815

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at December 31, 2004:

Furniture and Fixtures	$ 253,512
Equipment	2,944,742
Vehicles	44,708
Leasehold improvements	3,406,116
Total	3,406,116
Less accumulated depreciation and amortization	(2,272,886)
Total	$678,230

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 5 – LINE OF CREDIT

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bore interest at prime (4.25% plus 10.5% per annum) were secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were: (1) monthly installment payments of $5,000, (2) interest at the rate of 4% plus the prime rate by the agent  (3) secured by accounts receivable (4) with a discount provision of $200,000 after timely payments of the first $300,000.  In December 2004, the note was restructured into a new line of credit and discounted by $200,000. This new line of credit allows the Company to borrow a maximum of $140,000 based on 80% of eligible accounts receivables, payable in monthly installments of  $5,000 plus interest at the rate of 4% plus the prime lending rate.  As of December 31, 2004, the Company had borrowed $140,063.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at December 31, 2004 are as follows:

2005	$ 133,845
2006	121,962
2007	870,859
2008	5,500
Total minimum lease payments	1,132,166
Less amount representing interest	(83,863)
Present value of net minimum lease payments	1,048,303
Less current portion	(133,845)
Long-term portion	$ 914,458

The following is an analysis of the equipment under capital leases as of December 31, 2004,

Which is included in property and equipment:

Equipment	$1,797,958
Less accumulated depreciation	(1,448,230)
Net	$349,728

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 7 – NOTES PAYABLE

Notes Payable consist of the following at December 31, 2004:

Note payable, secured by deed of trust, 14%interest, due in January 2005 to wife of shareholder of the Company	$50,000
Note payable, 12% interest, due in January 2005 to Efund Capital	25,000
Note payable, secured by deed of trust, 12% interest, due on September 2005 to Ashford Capital Transition Fund	456,000
Total notes payable	$531,000

Accrued interest on related party notes payable, included in accrued expenses as of December 31, 2004, was $5,000.

Other Long-Term Debt

Other long-term debt consist of settlements reached with (6) various vendors ranging from $1,400 to $120,000 with payment terms from two to five years in the total amount of $221,990.   Monthly installment payments to these vendors range from $70 to $2,500.

NOTE 8 – COMMITMENTS AND CONTIGENCIES

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.40.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.  For the year ended December 31, 2004, building rent expense was $242,244.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005	$237,484.80
2006	$237,484.80
2007	$237,484.80
2008	$237,484.80
2009	$237,484.80
Remaining	2,948,769.60
$4,136,193.60

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 8 – COMMITMENTS AND CONTIGENCIES -  (Continued)

Litigation

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

NOTE 9 – CAPITAL STOCK TRANSACTIONS

On May 20th, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(1)

an amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares to 110,000,000, 100,000,000 shares of which will be common stock  and 10,000,000  shares of which shall be preferred stock.

(2)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series A, and shall consist of 440 shares.

On December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(3)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series B, and shall consist of 20,000 shares.

On April 21, 2005, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(4)

The Company re-domiciled in the state of Nevada, where by increasing the number of authorized common shares to 200,000,000 and designating a par value of $.001 per share.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

NOTE 10 – RETIREMENT PLAN

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate.  Employees can contribute up to 15 percent of their earning, up to allowable IRS limits, each year.  Employer contributions to the Plan are at the discretion of the Company and vest over a six-year period.  During the year ended December 31, 2004, the Company did not make any contributions to the Plan.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company  leases its 35,000 sq/ft facility for $19,790.40 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

Jeffrey Conrad provides legal services for us and receives a monthly retainer of $2,500 and is one of our directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received three shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

On July 1, 2004, we entered into a promissory note with Rufina V. Paniego for $50,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 14% per annum.  The note is secured by deed of trust. Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 11 – RELATED PARTY TRANSACTIONS - Continued

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of our Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a Director of ours and acquired shares in our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

On October 12, 2004, we entered into a promissory note with eFund Capital Partners, LLC for $25,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On October 12, 2004, we entered into a promissory note with eFund Capital Partners, LLC for $25,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 11 – RELATED PARTY TRANSACTIONS - Continued

In December of 2004 we issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On December 31, 2004, Ashford Capital, LLC, eFund Capital Parnters, LLC each returned 750,000 shares of common stock to the company for cancellation and  Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.

NOTE 12 – NEW ACCOUNTING PRONOUNCEMENTS

In February 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150”).  The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN No. 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  FIN No. 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003.  Companies are required to apply FIN No. 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003.  For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005.

For any Vies that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.  If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE.  The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No 123(R)(revised 2004), Share-Based Payment” which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after June 15, 2005.  The new standard will require entities to expense employee stock options and other share-based payments.  The new standard may be adopted in one of three ways – the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method.  The Company is evaluation how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 12 – NEW ACCOUNTING PRONOUNCEMENTS - Continued

In November 2004, the FASB issued SFAS No 151, Inventory Costs, an amendment of ARB No. 43, Chapter.  This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage).  Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “. under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges.”  SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued.  The adoption of SFGAS No. 151 is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2004, the FASB issued SFAS No.153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29.  The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged.  The guidance in that Opinion, however, included certain exceptions to that principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

NOTE 13 – SUBSEQUENT EVENTS

Proposed Sale Of Securities

The Company has proposed to file a Form SB-2 relating to the sale of certain of its securities in 2005. The terms of the prospectus relate to the sale of up to 12,078,125 shares of common stock, which represents 100% of the outstanding securities, by current shareholders, the common stock shares we could issue upon conversion of the Series B Convertible Preferred Stock by Series B stockholders and BTF, LLC who will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC.  BTF, LLC  would become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with BTF, LLC. a “put right” permits us to require BTF, LLC to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $4.5 million in shares of our common stock to BTF, LLC if and when we are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board. The Company would also register 5,625,000 shares of common stock pursuant to the Investment Agreement which assumes that price of our stock will be $0.80 at the time of the put notice.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 13 – SUBSEQUENT EVENTS - Continued

Redomicile Of Corporation

In April 2005, the Corporation was redomiciled to the State of Nevada from the State of California. This process required that a new Nevada Corporation be incorporated, the assets of the old corporation were merged into the new corporation, and the old corporation was terminated.

Related Party Debt

On January 1, 2005, we entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000 as of May 2005.

On January 1, 2005 we entered into a credit line agreement with Ashford Capital, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000 as of May 2005.

On January 1, 2005 we entered into a credit line agreement with Rufina V. Paniego for $75,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000 as of May 2005.  Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 13 – SUBSEQUENT EVENTS - Continued

On March 8, 2005 we entered into a credit line agreement with Benner Exemption Trust for $200,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005. Dennis Benner is a Director of ours and controls the Benner Exemption Trust.

On March 22, 2005  we entered into a credit line agreement with Edward Lassiter for $100,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the Company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005.  Edward Lassiter is a shareholder of ours and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of our common stock which is 9% of the outstanding shares of common stock.

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and  specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Expense or Fee	Amount to Be Paid
SEC Registration Fee	$1,137.28
Printing and Edgarizing Expenses	$4,000
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$8,000
Transfer Agent	$500
Miscellaneous	$1,362.72
TOTAL	$25,000

RECENT SALES OF UNREGISTERED SECURITIES

From June 16, 2004 to March 31, 2005 the Company sold 234,587 common stock units pursuant to a Private Placement Memorandum at $8.00 per unit to 53 individuals generating net proceeds of $1,876,700.00.  Each Unit entitled the holder to purchase ten (10) shares of common stock.  In addition, each unit entitled the holder to purchase a total of 10 shares of Probe Common Stock through the exercise of Warrants as follows: Class A Warrants, 5 shares at a price of $2.00 per share for a period of 12 months from November 16, 2004, which shall be November 15, 2005; and, Class B Warrants, 5 shares at a price of $3.00 per share for a period of 18 months from November 16, 2004, which shall be May 15, 2006.

The sales set forth above were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended ("Act"), by the fact that:

•

the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

•

the Company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•

at a reasonable time prior to the sale of securities, the Company advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

•

neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

•

the Company exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital partners, 2,000,000 shares of common stock (of which 1,750,000 shares were cancelled and returned to the company) and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In May of 2004 the company issued 200 shares of Series A Preferred Stock to Kambiz Mahdi pursuant to a Series A Convertible Preferred Stock Agreement.

In May of 2004 the company issued 200 shares of Series A Preferred Stock to Reza Zarif pursuant to a Series A Convertible Preferred Stock Agreement.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of our Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.00. Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 450,000 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Reza Zarif 450,000 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Anthony Reed 6,875 shares of common stock pursuant to a Consulting Agreement.

In December of 2004 we issued Russell Miller 100,000 shares of common stock pursuant to an employee stock grant.

ITEM 27.   EXHIBITS

(a) EXHIBITS.

EXHIBIT NUMBER

DESCRIPTION

3.1 Articles of Incorporation (filed herewith).

3.2 Bylaws (filed herewith).

4.1  Certificate of Designation for Series A Convertible Preferred Stock, dated May 20, 2004 (filed herewith).

4.2 Certificate of Designation for Series B Convertible Preferred Stock dated December 31, 2004 (filed herewith).

5.1 Opinion of Counsel.

10.1  Lease  Agreement between Probe Manufacturing, Inc. (F.K.A. Probe Manufacturing Industries, Inc. and Reza Zarif and Kambiz Mahdi, dated May 2, 1997 (filed herewith).

10.2 Consulting  Agreement  between  Probe Manufacturing Industries and Anthony Reed dated December 31, 2004 (filed herewith).

10.3  Legal retainer agreement between Probe Manufacturing, Inc. and Jeffrey Conrad dated (filed herewith).

10.4 Line of Credit agreement between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated January 1, 2005 (filed herewith).

10. 5 Line of Credit agreement between Probe Manufacturing, Inc. and Ashford Capital, LLC dated January 1, 2005 (filed herewith).

10.6 Line of Credit agreement between Probe Manufacturing, Inc. and Benner Exemption Trust dated March 8, 2005 (filed herewith).

10.7 Line of Credit agreement between Probe Manufacturing, Inc. and Edward Lassiter dated March 22, 2005 (filed herewith).

10.8 Line of Credit agreement between Probe Manufacturing, Inc. and Rufina V. Paniego dated January 1, 2004  (filed herewith).

10.09 Investment agreement between Probe Manufacturing, Inc. and BTF, LLC dated April 1, 2005 (filed herewith).

10.10 Promissory Note between Probe Manufacturing, Inc and Ashford Transitional Fund, L.P. dated September 20, 2004 (filed herewith).

10.11 Engagement Letter between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated May 20, 2004 (filed herewith).

10.12 Series A Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated May 20, 2004 (filed herewith).

10.13 Series A Convertible Preferred Stock Purchase Agreement with Reza Zarif dated May 20, 2004 (filed herewith).

10.14 Series A Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated May 20, 2004. (filed herewith).

10.15 Series B Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated December 31, 2004 (filed herewith).

10. 16 Series B Convertible Preferred Stock Purchase Agreement with Reza Zarif dated December 31, 2004 (filed herewith).

10.17 Series B Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated December 31, 2004 (filed herewith).

10.18 Agreement to Cancel and Return shares of Common Stock between Probe and eFund Capital Partners, LLC, Ashford Capital, LLC, Reza Zarif, Kambiz Mahdi, dated December 31, 2004 (filed herewith).

10.19 Promissory note with eFund Capital Partners, LLC dated October 12, 2004 (filed herewith).

10.20 Promissory note with Rufina V. Paniego dated July 1, 2004 (filed herewith).

21.1 List of Subsidiaries (filed herewith).

23.1 Consent of Independent Auditors, Jaspers & Hall, P.C..

23.2 Consent of Counsel (contained in Exhibit 5.1).

ITEM 28. UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1)  File,  during  any  period  in  which  it  offers  or  sells  securities, a post-effective  amendment  to  this  registration  statement  to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect  in  the  prospectus  any  facts  or events which, individually or together,  represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered  (if  the total dollar value of securities offered would not exceed  that which was registered) and any deviation from the low or high end of the  estimated maximum offering range may be reflected in the form of prospectus filed  with  the  Commission  pursuant  to Rule 424(b) if, in the aggregate, the changes  in  volume and price represent no more than a 20% change in the maximum offering  price  set forth in the "Calculation of Registration Fee" table in the effective  registration  statement;  and

(iii)  Include  any  additional  or  changed material information on the plan of distribution.

(2)  For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective  amendment  as  a  new  registration  statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide  offering.

(3)  File  a  post-effective  amendment  to  remove from registration any of the securities  that  remain  unsold  at  the  end  of  the  offering.

Insofar  as  indemnification for liabilities arising under the Securities Act of 1933  (the  "Act")  may  be  permitted  to  directors, officers, and controlling persons  of  the  small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as  expressed  in  the  Act  and  is,  therefore,  unenforceable.

In  the  event  that a claim for indemnification against such liabilities (other than  the payment by the small business issuer of expenses incurred or paid by a director,  officer  or  controlling  person  of the small business issuer in the successful  defense  of  any  action,  suit  or  proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the  matter  has  been  settled  by  controlling precedent, submit to a court of appropriate  jurisdiction  the  question  whether  such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the  final  adjudication  of  such  issue.

(1)  For  determining  any  liability  under  the  Securities  Act,  treat  the information  omitted  from  the  form  of  prospectus  filed  as  part  of  this registration  statement  in  reliance  upon Rule 430A and contained in a form of prospectus  filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the  Securities  Act  as  part of this registration statement as of the time the Commission  declared  it  effective.

(2)  For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective  amendment  that  contains  a  form  of  prospectus  as  a  new registration statement for the securities offered in the registration statement, and  that  offering  of  the  securities  at  that time as the initial bona fide offering  of  those  securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Long Beach, in the State of California, on June 10, 2005.

PROBE MANUFACTURING, INCORPORATED

By: /s/ Kambiz Mahdi

________________________________________

Kabmiz, Mahdi, Chief Executive Officer, and Director

By: /s/ Barrett Evans

____________________________________________

Barrett Evans, Interim Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:

Signature

Title

Date

/s/ Kambiz Mahdi

Chief Executive Officer and Director

June 10, 2005

_______________________

Kambiz Mahdi

/s/ Barrett Evans

_______________________

Interim Chief Financial Officer and Director

June 10, 2005

Barrett Evans

/s/ Dennis Benner

Director and Chairman

June 10, 2005

_______________________

Dennis Benner

/s/ Reza Zarif

Chief Operating Officer and Director

June 10, 2005

_______________________

Reza Zarif

/s/ Jeffrey Conrad

Director

June 10, 2005

_______________________

Jeffrey Conrad